PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-218404 and 333-218839

$52,500,000
Bison Capital Acquisition Corp.
5,250,000 Units

Bison Capital Acquisition Corp., which we refer to as “we,” “us” or “our company,” is a newly organized blank check company incorporated in the British Virgin Islands as a business company and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination”. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses that have their primary operations located in Asia and North America in the media/entertainment, consumer services and healthcare industries.

This is an initial public offering of our securities. We are offering 5,250,000 units at an offering price of $10.00 per unit. Each unit consists of one ordinary share of no par value, which we refer to throughout this prospectus as “ordinary shares,” one right, which we refer to throughout this prospectus as “rights” or the “public rights” and one-half (1/2) of one warrant, which we refer to throughout this prospectus as “warrants” or the “public warrants.” Each right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in the prospectus. Each warrant will become exercisable on the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have also granted EarlyBirdCapital, Inc., the representative of the underwriters, a 30-day option to purchase up to an additional 787,500 units (over and above the 5,250,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding ordinary shares that were sold as part of the units in this offering, which we refer to as our “public shareholders”, with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to as our “public shares.”

We have 21 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein. In such event, the warrants will expire and be worthless.

Bison Capital Holding Company Limited, a company incorporated in the Cayman Islands, in which our Chief Executive Officer, Dr. James Jiayuan Tong, serves as Partner and Mr. Peixin Xu, our Chairman, serves as Managing Partner and is a 20% shareholder, and which we refer to as “our sponsor” or “Bison Capital,” and EarlyBirdCapital, Inc. have agreed that they or their designees will purchase from us an aggregate of 388,750 (or 432,062 if the over-allotment option is exercised in full) units, or “private units,” at $10.00 per unit (with 362,500 units, or 401,875 units if the over-allotment option is exercised in full, being purchased by our sponsor and 26,250 units, or 30,187 units if the over-allotment option is exercised in full, being purchased by EarlyBirdCapital). These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. All of the proceeds we receive from these purchases will be placed in the trust account described below.

In December 2016, our sponsor and Dr. Tong purchased an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share, including an aggregate of up to 187,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. On June 19, 2017, the number of founder shares issued under the original subscription agreement was increased by way of the sub-division of each of the then existing founder shares on a 1.05 for 1 basis, resulting in the total number of founder shares becoming 1,509,375, with 196,875 of such shares being subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercise in full or in part.

There is presently no public market for our units, ordinary shares, rights or warrants. Our units will be listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “BCACU” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading as described in this prospectus, the ordinary shares, rights and warrants will be traded on Nasdaq under the symbols “BCAC,” “BCACR” and “BCACW,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.30	$9.70
Total	$52,500,000	$1,575,000	$50,925,000

____________

(1)      Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Upon consummation of the offering, $10.25 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the public shares upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. EarlyBirdCapital, acting as the representative of the underwriters, expects to deliver the units to purchasers on or about June 23, 2017.

Sole Book-Running Manager

EarlyBirdCapital, Inc.

Chardan	I-Bankers Securities Inc.

June 19, 2017

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•         references in this prospectus to “founder shares” refer to the 1,509,375 ordinary shares currently held by the initial shareholders (as defined below), which include up to an aggregate of 196,875 ordinary shares subject to forfeiture by our initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full or in part

•         references to “our sponsor” refer to Bison Capital Holding Company Limited, a company incorporated in the Cayman Islands, in which our Chief Executive Officer, Dr. James Jiayuan Tong, serves as Partner, Mr. Peng Jin, our Chief Operating Officer and Secretary, serves as Managing Partner,  and Mr. Peixin Xu, our Chairman, serves as Managing Partner and is a 20% shareholder;

•         references to our “initial shareholders” refer to our sponsor, officers and directors that hold founder shares; and

•         references to our “register of members” refer to our register of shareholders.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Certain financial information contained in this prospectus has been rounded and, as a result, certain totals shown in this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a newly organized blank check company incorporated in the British Virgin Islands (or “BVI”) as a business company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Although we are not limited to a particular industry or geographic region, we intend to focus on businesses that have their primary operations located in Asia and North America in the media/entertainment, consumer services and healthcare industries. We have not identified any acquisition targets. From the date of our incorporation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an “investment company” under the Investment Company Act of 1940, as amended, or the “Investment Company Act” or, to the extent permitted by law, we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. We will not consider any transaction that does not meet this criterion. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.

Our sponsor was founded in March 2013 and is an investment firm and a provider of financial, advisory, investment, and funds management services, primarily focused on China-related investment opportunities in the healthcare, medical, pharmaceuticals, entertainment, media, tourism, high technology industries. Bison Capital comprises advisory, capital raising, principal investing and asset management capabilities. The firm provides a variety of services to corporate and financial sponsors and government clients involved in mergers and acquisitions, debt and equity fund raising, corporate restructuring, project finance and public private partnerships. Bison Capital’s investment strategy is generating returns for investors and shareholders by bringing investment resources and strategic relationships to help clients generate new growth opportunities and secure key alliances. Led by a management team experienced in technology start-up, corporate management, sales and marketing, investment banking and direct investment, Bison Capital invests in its target industries around the world. Bison Capital operates in office locations in mainland China and Hong Kong.

At December 31, 2016, our sponsor had assets of $336,195,613 and shareholders’ equity of $279,018,384 and had net income of $22,754,312 and revenues of $50,087,624 for the year ended December 31, 2016. Our sponsor does not guarantee that it will maintain the level of assets it had at December 31, 2016 in the future, and may enter into other agreements and take on additional liabilities, including ones that can have a significant effect on its financial stability.

We believe that our relationship with Bison Capital will enable us to take advantage of its extensive relationships with equity investors and lenders, and its experience securing equity and debt financing in order to provide additional capital (particularly in the event that the proceeds of this offering are insufficient to fund the initial business combination).

Bison Capital, our officers and directors have agreed to, and have a contractual obligation to, offer all suitable business combination opportunities to us before any other person or company until the consummation of our initial business combination, subject to any pre-existing contractual or fiduciary obligations they may have. However, there can be no assurance that any business combination opportunities will be identified, and if there are business combination opportunities identified, that they will be appropriate for us.

Our officers and directors, or our “management team,” have a broad range of operational experience across a variety of economic sectors, including, without limitation, healthcare, medical, pharmaceuticals, entertainment, media, tourism, high technology, asset management, financial advisory, and investment management. Over the course of their careers, the members of our management team have developed a broad international network of contacts and corporate relationships that we believe will serve as a useful source of investment opportunities. This network has been developed through our management team’s:

•         experience in sourcing, acquiring, operating, financing and selling businesses, as demonstrated by the sourcing, acquisition, investment, financing and sale of healthcare service assets such as the acquisition and sale of Beijing New Journey Cancer Care Hospital headquartered in Beijing, China in which our management team invested in 2011 and subsequently sold in 2014 and the financing of Shanghai Rainbow Children’s Clinic headquartered in Shanghai, China which established its first pediatric center in March 2014 and its second and third centers in October 2014. We believe these cases exhibit our management’s capabilities to acquire, operate and finally exit from their investments;

•         reputation for integrity and fair dealing with sellers, capital providers and target management teams;

•         experience as advisors on transactions;

•         experience in executing transactions under varying economic and financial market conditions, as demonstrated by members of our management executing investments in Bona Film Group Ltd., AirMedia Group Inc. and WeFilm (Beijing Weiying Technology Co. Ltd.) during a transitional period in the media and entertainment industries in China from traditional to technological- and digital-based media, and investments in Beijing New Journey Cancer Care Hospital and Shanghai Rainbow Children’s Clinic at the beginning stages of the specialty-specific medical care industry in China; and

•         experience in operating in developing environments around the world.

We believe that the network of contacts and relationships of our management team will provide us with an important source of prospective target businesses. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant pre-existing fiduciary duties.

We are currently a “foreign private issuer” as defined in Rule 405 of the Securities Act, but are voluntarily choosing to register on a domestic form. We are required to determine our status as a foreign private issuer for the 2017 fiscal year as of the last day of our second quarter, or June 30, 2017. On such date, if we no longer qualify as a “foreign private issuer” (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2018 fiscal year, or January 1, 2018.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our annual gross revenue is $1.07 billion or more, if our non-convertible debt issued within a three year period exceeds $1 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Private Placements

In December 2016, our initial shareholders purchased an aggregate of 1,437,500 of our ordinary shares, which we refer to throughout this prospectus as the “founder shares,” for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 19, 2017, the number of founder shares issued under the original subscription agreement was increased by way of the sub-division of each of the then existing founder shares on a 1.05 for 1 basis, resulting in the total number of founder shares becoming 1,509,375. The 1,509,375 founder shares held by our initial shareholders include an aggregate of up to 196,875 shares subject to forfeiture by our initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will collectively own 20.0% of our issued and outstanding shares after this offering (excluding the sale of the private units and assuming our initial shareholders do not purchase public units in this offering). None of our initial shareholders has indicated any intention to purchase public units in this offering.

The founder shares are identical to the public shares. However, our initial shareholders have agreed (A) to vote their founder shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our memorandum and articles of association that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering, unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares, including founder shares into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

On the date of this prospectus, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Fifty percent of these shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and shareholders) participating in the private placement of the private units, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial shareholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 196,875 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter.

In addition, our sponsor and EarlyBirdCapital have agreed that they or their designees will purchase an aggregate of 388,750 private units at a price of $10.00 per unit ($3,887,500 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering (with 362,500 units being purchased by our sponsor and 26,250 units being purchased by EarlyBirdCapital). Our sponsor and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters, they or their designees will purchase from us at a price of $10.00 per unit the number of private units (up to a maximum of 43,312 private units, with up to 39,375 private units being purchased by our sponsor and up to 3,937 private units being purchased by EarlyBirdCapital) that are necessary to maintain in the trust account an amount equal to $10.25 per share of ordinary shares sold to the public in this offering. These 43,312 additional private units will be purchased in private placements that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The foregoing purchases will be made by our sponsor, EarlyBirdCapital or their designees only if they are able to do so in accordance with Regulation M and Sections 9(a)(2) and 10(b) and Rule 10b-5 of the Exchange Act.

The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 21 months from the closing of this offering, the proceeds from the sale of the private units will be included in the liquidating distribution to the holders of our public shares.

The private units are identical to the units sold in this offering except that (1) the purchasers of the private units have agreed not to transfer, assign or sell any of the private units until after the completion of our initial business combination, subject to certain exceptions, (2) the private units (including underlying securities) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the private units (including underlying securities) is registered under the Securities Act, and (3) the warrants included in the private units, or “private warrants,” will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders have agreed (A) to vote the ordinary shares included within their private units, or their “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our memorandum and articles of association that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering, unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any private shares into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or sell their shares to us in a tender offer in connection with our proposed initial business combination, and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

If public units or shares are purchased by any of our directors, officers or initial shareholders, they will be entitled to funds from the trust account to the same extent as any public shareholder upon our liquidation but will not have redemption rights related thereto.

Our executive offices are located at 609-610 21st Century Tower, No. 40 Liangmaqiao Road, Chaoyang District, Beijing 100016, China, and our telephone number is +86(10) 8444-6968.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 15 of this prospectus.

Securities offered

5,250,000 units, at $10.00 per unit, each unit consisting of one ordinary share, one right and one-half of one warrant. Each right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus.

Listing of our securities and symbols	The units, the ordinary shares, rights and the warrants once they begin separate trading, will be listed on Nasdaq under the symbols “BCACU,” “BCAC,” “BCACR” and “BCACW,” respectively.

Each of the ordinary shares, rights and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the ordinary shares, rights and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the ordinary shares, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares, rights and warrants.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares, rights and warrants prior to the 90th day after the date of this prospectus.

Ordinary shares:

Number of issued and outstanding before this offering

1,509,375 shares (includes up to an aggregate of 196,875 founder shares that are subject to forfeiture by our initial shareholders if the over-allotment option is not fully exercised by the underwriters).

Number to be issued and outstanding after this offering and sale of private units	6,951,250 shares (assumes the over-allotment option has not been exercised and an aggregate of 196,875 founder shares have been forfeited by our initial shareholders.)

Rights:

Number outstanding before this offering	0 rights

Number to be outstanding after this offering and sale of private units	5,638,750 rights (assumes the over-allotment option has not been exercised).

Terms of Rights

Each holder of a right will receive one-tenth (1/10) of a share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 of a share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, each holder will be required to indicate his, her or its election to convert the rights into their underlying shares as well as to return the original rights certificates to us. There is no length of time within which an investor must affirmatively elect to convert the rights. However, until a holder affirmatively elects to convert its rights, the right certificates held by such holder will not represent the ordinary shares they are convertible for but instead will simply represent the right to receive such ordinary shares.

If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. Because we will only issue a whole number of shares, you will not receive any fractional shares to the extent the number of rights held by you upon consummation of our initial business combination is not divisible by ten.

Warrants:

Number outstanding before this offering	0 warrants

Number to be outstanding after this offering and sale of private units	2,819,375 warrants (assumes the over-allotment option has not been exercised).

Exercisability

Each whole warrant is exercisable for one ordinary share. No fractional warrants will be issued and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to trade a full warrant.

Exercise price

$11.50 per share. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is our current intention to have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 120 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value of the ordinary share” (defined below) by (y) the fair market value. The “fair market value of the ordinary share” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 300 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 70 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Exercise period

The warrants will become exercisable on the consummation of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the consummation of such initial business combination, or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (excluding private warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital and/or its designees), in whole and not in part, at a price of $0.01 per warrant:

• at any time while the warrants are exercisable,

• upon a minimum of 30 days’ prior written notice of redemption,

•  if, and only if, the last sales price of our ordinary shares equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

•  if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $24.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value of the ordinary share by (y) the fair market value of the ordinary share. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Offering proceeds to be held in the trust account

$53,812,500 of the net proceeds of this offering (or $61,884,375 if the over-allotment option is exercised in full), taking into account the $3,887,500 (or $4,320,625 if the over-allotment option is exercised in full) we will receive from the sale of the private units, or $10.25 per unit sold to the public in this offering (in either case), will be placed in a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The remaining $500,000 of net proceeds of this offering will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $500,000 provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted as the rights included in the units would result in an additional 5,000 shares being issued, as well as 25,000 warrants to purchase 25,000 shares). Our shareholders have approved the issuance of the units (and underlying securities) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available.

Limited payments to insiders

There will be no fees, reimbursements or other cash payments paid to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

• repayment at the closing of this offering of non-interest bearing advances in the aggregate amount of $1,804 and a loan in an amount of $300,000 made by our sponsor;

• payment to an affiliate of our sponsor a total of $5,000 per month for office space, utilities and secretarial and administrative services commencing on the date of this prospectus;

•  reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

•  payment to our independent directors of an annual retainer in an aggregate of $38,400 (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the closing of this offering and ending on the earlier of the consummation of our initial business combination and our liquidation; and

•  repayment upon consummation of our initial business combination of any loans which may be made by our initial shareholders or their affiliates or our officers and directors to finance transaction costs in connection with an intended initial business combination.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account that may be released to us, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Manner of conducting redemptions

We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, for so long as we remain a foreign private issuer, we are required to comply with the tender offer rules in connection with our initial business combination. Unless otherwise required by Nasdaq rules or applicable laws, we do not intend to conduct a shareholder vote to approve our initial business combination for so long as we remain a foreign private issuer.

For so long as we remain a foreign private issuer, we will provide our shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer as set forth in our memorandum and articles of association and pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers. If we file tender offer documents with the SEC prior to completing our initial business combination, they will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. If we are a foreign private issuer and we are required by Nasdaq rules or applicable laws to hold a shareholder vote, we will do so, but redemptions will still be effectuated pursuant to the tender offer rules described above. To the extent Nasdaq rules or applicable laws require redemption pursuant to a shareholder vote, even if we are also conducting a tender offer, we will comply with such rules or laws.

Our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If we are no longer deemed a foreign private issuer (and no longer required to comply with the foreign issuer rules), we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules or pursuant to the tender offer rules. If we have a shareholder vote, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeem) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial shareholders have agreed (A) to vote their founder shares and any public shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our memorandum and articles of association that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares (including the founder shares) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or sell any shares to us in a tender offer in connection with our proposed initial business combination, and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. None of our initial shareholders or their affiliates has indicated any intention to purchase public units in this offering or any units or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our initial shareholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our initial shareholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock or purchasing shares when the buyer is in possession of material non-public information about the Company.

Redemption rights

With respect to any tender offer or any meeting called to approve an initial business combination or amend our memorandum and articles of association to affect the substance or timing of our redemption obligation to redeem all public shares, if we cannot complete an initial business combination within 21 months of the closing of this offering, any public shareholder whether tendering their shares or not or voting either for or against such proposed business combination or such amendment will be entitled to demand that his ordinary shares be redeemed for a pro rata portion of the amount then in the trust account (initially, approximately $10.25 per share, plus any pro rata interest earned on the funds held in the trust account and not necessary to pay our taxes).

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the ordinary shares sold in this offering without our prior written consent. We believe this restriction will prevent an individual shareholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to redeem no more than 20% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction, which is favored by our other public shareholders.

Whether we effectuate our initial business combination via tender offer or shareholder vote, we will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The requirement for physical or electronic delivery at or prior to the meeting ensures that a holder’s election to redeem his shares is irrevocable once the business combination is approved. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise redemption rights. This is because a holder would need to deliver shares to exercise redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Liquidation if no business combination

If we are unable to complete our initial business combination within 21 months from the closing date of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter (subject to our memorandum and articles of association and the laws of the British Virgin Islands), redeem 100% of the outstanding public shares (including any public units in this offering or any public units or shares that our initial shareholders or their affiliates purchased in this offering or later acquired in the open market or in private transactions) which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of ordinary shares and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.

In connection with our redemption of 100% of our outstanding public shares for a portion of the funds held in the trust account, each holder will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not necessary to pay our taxes payable on such funds. Holders of warrants will receive no proceeds in connection with the liquidation with respect to such warrants, which will expire worthless.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.

The holders of the founder shares and private units will not participate in any redemption distribution with respect to their founder shares, private shares, and private warrants, but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.25. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. Furthermore, our underwriters may seek recourse against the proceeds in the trust account relating to any future claims they may have against us. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. Therefore, the actual per-share redemption price may be less than approximately $10.25.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Bison Capital, has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses. We currently do not anticipate that such funds will be insufficient.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 15 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2016	March 31, 2017
	Actual	Actual	As Adjusted(1)(2) (3)
Balance Sheet Data:
Working capital (deficiency)	$(206,554)	$(272,038)		$54,335,726
Total assets	$552,952	$356,135		$54,335,726
Total liabilities	$529,753	$333,009	$
Value of ordinary shares which may be redeemed for cash	$—	$—		$49,335,720
Shareholders’ equity	$23,199	$23,126		$5,000,006

____________

(1)      Includes $3,887,500 we will receive from the sale of the private units.

(2)      The “as adjusted” working capital and total assets is derived by adding total shareholders’ equity and the value of the ordinary shares, which may be redeemed for cash.

(3)      The “as adjusted” value of ordinary shares which may be redeemed for cash is derived by taking 4,813,241 ordinary shares which may be redeemed, representing the maximum number of shares that may be redeemed while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a redemption price of $10.25.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid such that we have at least $5,000,001 of net tangible assets upon consummation of this offering and upon consummation of our initial business combination.

The “as adjusted” working capital and total assets amounts include the $53,812,500 (without exercise of over-allotment option) to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination (if a vote is required or being obtained).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed blank check company in the early stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2017, we had $60,971 in cash and cash equivalents and a working capital deficiency of $272,038. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination that would affect the substance of timing of our redemption obligation if we don’t consummate a business combination within the relevant time period with.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account, which may be less than $10.25 per share.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

If a shareholder vote is not required we may, and if we are a foreign private issuer, we will, conduct redemptions via a tender offer. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

We intend to apply to have our securities listed on the Nasdaq Capital Market. Assuming our securities are approved for listing on such exchange, we will be subject to the Nasdaq corporate governance listing rules. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance rules. As we have chosen, or may from time to time to choose, to follow home country practice exemptions with respect to certain corporate matters such as the requirement for a shareholder meeting to be held, our shareholders may be afforded less protection than they otherwise would be afforded under the Nasdaq corporate governance rules applicable to U.S. domestic issuers. For a more detailed discussion of our home country practice exemptions, see “Management — Corporate Governance — NASDAQ Marketplace Rules and Home Country Practices.”

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we cannot consummate our business combination and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender offer or proxy rules, the probability that we cannot consummate our business combination is increased. If we do not consummate our business combination, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 21 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 21 months from the closing of this offering. Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 21 months from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within the required time period, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our memorandum and articles of association and the laws of the British Virgin Islands), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up.

If we seek shareholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling shareholder. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Purchases of ordinary shares in the open market or in privately negotiated transactions by our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our ordinary shares on a national securities exchange following the consummation of an initial business combination.

If our sponsor, directors, officers, advisors or their affiliates purchase ordinary shares in the open market or in privately negotiated transactions, the public “float” of our ordinary shares and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate or if we seek to amend our memorandum and articles of association to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Because the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will expect to file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 20% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 20% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering. Your inability to redeem more than an aggregate of 20% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 21 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 21 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.25 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Cash payments to be made to our directors will reduce the amount of funds available to us to complete an initial business combination.

We have agreed to pay our independent directors an annual retainer in an aggregate of $38,400 (to be prorated for partial terms) for their services as directors on our board. These payments will reduce the amount of funds available to us for working capital to complete an initial business combination and may make it more likely that we will need to locate third party financing to complete such a business combination.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to, among other documents, our memorandum and articles of association, if we do not complete our initial business combination within 21 months from the closing of this offering, this will trigger the required redemption of our ordinary shares using the available funds in the trust account pursuant to our memorandum and articles of association, resulting in our repayment of available funds in the trust account. Following which, we will proceed to commence a voluntary liquidation and thereby a formal dissolution of the company. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate, after which our remaining assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his statement of account and will then notify the Registrar of Corporate Affairs in the British Virgin Islands, or the “Registrar”,

that the liquidation has been completed. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with a British Virgin Islands court, which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

In any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the redemption amounts payable to them.

Our directors may decide not to enforce indemnification obligations against Bison Capital, our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.25 per share (whether or not the underwriters’ over-allotment option is exercised in full) and Bison Capital, our sponsor, asserts that it is unable to satisfy his obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.25 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, in particular, the Securities Exchange and Commission, or the “SEC”. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and we are not required to observe any restrictions in respect of our conduct except as disclosed in this prospectus or our memorandum and articles of association.

If we are unable to consummate our initial business combination, our public shareholders may be forced to wait up to 21 months or longer before redemption from our trust account.

If we are unable to consummate our initial business combination within 21 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our memorandum and articles of association and the laws of the British Virgin Islands), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public shareholders from the trust account shall be effected as required by our memorandum and articles of association prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the trust account (net of taxes payable) pro rata to our public shareholders, then such winding up, liquidation and distribution must comply with the applicable provisions of the BVI Business Companies Act, 2004, as amended, or the “Companies Act.” In that case, investors may be forced to wait beyond 21 months before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon any such redemption of public shares as we are required to effect or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If we are deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by us may be deemed “voidable transactions.”

If we do not complete our initial business combination within 21 months, we will be required to redeem our public shares from the trust account pursuant to our memorandum and articles of association.

However, if at any time we are deemed insolvent for the purposes of the Insolvency Act, 2003 of the British Virgin Islands, as amended, or the “Insolvency Act” (i.e., (i) we fail to comply with the requirements of a statutory demand that has not been set aside under Section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of a creditor of ours is returned wholly or partly unsatisfied; or (iii) either the value of our liabilities exceeds our assets, or we are unable to pay our debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands and in at least one newspaper circulating in the location where we have our principal place of business, and taking any other steps the liquidator considers appropriate, after which our assets would be distributed. Following the process of insolvent liquidation, the liquidator will complete his final report and accounts and will then notify the Registrar. The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with a British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders. In such liquidation proceedings, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the amounts otherwise payable to them.

If we are deemed insolvent, then there are also limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, a payment made as “unfair preference” or a “transaction at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to a British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our initial shareholders (and/or our sponsor’s designees) have waived their right to participate in any liquidation distribution with respect to the founder shares and private shares. We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account. In addition, Bison Capital, our sponsor, has agreed that it will be liable to us for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with a British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If deemed to be insolvent, distributions made to public shareholders, or part of them, from our trust account may be subject to claw back in certain circumstances.

If we do not complete our initial business combination within 21 months from the closing of this offering, and instead distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those public shares and the payment of the proceeds to public shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Companies Act (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). Under the Companies Act, proceeds distributed to public shareholders in the redemption may be recovered from public shareholders if our financial position at the time of redemption did not satisfy the solvency test. However, such distribution will not be subject to claw back if (a) the public shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into on the date of this prospectus, our initial shareholders, our sponsor (and/or our sponsor’s designees), EarlyBirdCapital (and/or its designees) and their permitted transferees can demand that we register the founder shares, the private units and underlying securities and any securities issued upon conversion of working capital loans. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our sponsor, holders of our private units or their respective permitted transferees are registered.

Because we have not selected a particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we have a stated focus on certain target businesses as indicated elsewhere in this prospectus, we may pursue acquisition opportunities in any geographic region, but may rely upon our management team’s background. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account (excluding any taxes payable) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside of our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or the Nasdaq Capital Market, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.25 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders, which would be the case if the trading price of our ordinary shares after giving effect to such business combination was less than the per-share trust liquidation value that our shareholders would have received if we had dissolved without consummating our initial business combination.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorize the issuance of an unlimited amount of both ordinary shares of no par value and preferred shares of no par value. We may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. Although no such issuance of ordinary or preferred shares will affect the per share amount available for redemption from the trust account, the issuance of additional ordinary or preferred shares:

•         may significantly dilute the equity interest of investors in this offering, who will not have pre-emption rights in respect of such an issuance;

•         may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights created by amendment of our memorandum and articles of association by resolution of the directors senior to those afforded our ordinary shares;

•         could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•         may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.25 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year ending December 31, 2017 may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). If we do not complete our initial business combination by the end of our current taxable year ending December 31, 2017, and we have gross income for such taxable year, we likely will be a PFIC for such taxable year unless we complete our initial business combination before the end of our taxable year ending December 31, 2017 and are not treated as a PFIC for either of our taxable years ending December 31, 2018 or December 31, 2019. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. In addition, we may not provide timely financial information that would be required for U.S. investors to make a potentially favorable “qualified electing fund” election, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service, or “IRS,” were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or us to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, rights, warrants and units, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

After our initial business combination, it is likely that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is likely that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and key personnel, some of whom may join us following our initial business combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

The role of such persons in the target business, however, cannot presently be ascertained. Although some of such persons may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with us after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain of our executive officers and directors are affiliated with entities that are engaged in a similar business.

Our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor or a potential target business may not be presented to another entity prior to its presentation to us.

Certain shares beneficially owned by our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to redeem any shares in connection with our initial business combination, or to receive distributions with respect to their founder shares or private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any warrants they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders, which may raise potential conflicts of interest.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our directors also serve as officers and board members for other entities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, regarding the fairness to our shareholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our shareholders, whether or not a conflict of interest may exist.

Because our sponsor will lose its entire initial investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In December 2016, our initial shareholders purchased an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 19, 2017, the number of founder shares issued under the original subscription agreement was increased by way of the sub-division of each of the then existing founder shares on a 1.05 for 1 basis, resulting in the total number of founder shares becoming 1,509,375, with 196,875 of such shares being subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercise in full or in part. The founder shares will be worthless if we do not consummate an initial business combination. In addition, our sponsor has agreed that it or its designees will purchase an aggregate of 362,500 (or 401,875 if the over-allotment option is exercised in full) private units, each consisting of one ordinary share, one right, each to receive one-tenth of one ordinary share upon consummation of our initial business combination, and one half of one warrant, each whole warrant to purchase one ordinary share, for an aggregate purchase price of $3,625,000 (or $4,018,750 if the over-allotment option is exercised in full) that will also be worthless if we do not consummate our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination.

If we incur any indebtedness without a waiver from the lender of any right, title, interest or claim of any kind in or to any monies held in the trust account, the incurrence of debt could have a variety of negative effects, including:

•         default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•         our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•         our inability to pay dividends on our ordinary shares;

•         using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•         increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•         limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering together with the funds we will receive from the sale of the private units (excluding $500,000 of net proceeds that will not be held in the trust account) will provide us with approximately $53,812,500 (or approximately $61,884,375 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•         solely dependent upon the performance of a single business, property or asset, or

•         dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.

Since we have no specified percentage threshold for redemption contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with our initial business combination. As a result, we may be able to consummate our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Holders of rights or warrants will not participate in liquidating distributions if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, the rights and warrants will expire and holders will not receive any of such proceeds with respect to the rights or warrants. The foregoing may provide a financial incentive to public shareholders to vote in favor of any proposed initial business combination as each of their rights and warrants would entitle the holder to receive or purchase additional ordinary shares, resulting in an increase in their overall economic stake in us. If a business combination is not approved, the rights and warrants will expire and will be worthless.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the warrants for cash.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the public warrant at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ordinary shares that a holder will receive upon exercise of its public warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in us may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered ordinary shares for cash even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant for cash if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by our sponsor and/or its permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then outstanding rights (including the private rights) in order to make any change that adversely affects the interests of the registered holders.

We have no obligation to net cash settle the rights and warrants.

In no event will we have any obligation to net cash settle the rights and warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Accordingly, the rights and warrants may expire worthless.

The ability of our public shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote in favor of the proposed business combination and still seek redemption of his, her or its shares.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not our initial shareholders, officers or directors) the right to have his, her or its ordinary shares redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination; provided that a shareholder must in fact vote for or against a proposed business combination in order to have his, her or its ordinary shares redeemed for cash. If a shareholder fails to vote for or against a proposed business combination, that shareholder would not be able to have his ordinary shares so redeemed. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

A public shareholder who fails to vote either in favor of or against a proposed business combination will not be able to have his shares redeemed for cash.

In order for a public shareholder to have his shares redeemed for cash in connection with any proposed business combination, that public shareholder must vote either in favor of or against a proposed business combination. If a public shareholder fails to vote in favor of or against a proposed business combination, whether that shareholder abstains from the vote or simply does not vote, that shareholder would not be able to have his ordinary shares so redeemed to cash in connection with such business combination.

We will require public shareholders who wish to redeem their ordinary shares in connection with a proposed business combination or amendment to our memorandum and articles of association to effect the substance or timing of their redemption obligation if we fail to timely complete a business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination or amendment to our memorandum and articles of association to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under our memorandum and articles of association, we are required to provide at least 10 days advance notice of any shareholder meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We will require public shareholders who wish to redeem their ordinary shares in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish, even while other shareholders that did not seek redemption may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our rights, and the future dilution they represent (entitling the holders to receive ordinary shares on consummation of our initial business combination), may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

The provisions of our memorandum and articles of association relating to the rights and obligations attaching to our ordinary shares may be amended prior to the consummation of our initial business combination with the approval of the holders of 65% (or 50% if for the purposes of approving, or in conjunction with, the consummation of our initial business combination) of our outstanding ordinary shares attending and voting on such amendment at the relevant meeting, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our memorandum and articles of association to facilitate the consummation of our initial business combination that a significant number of our shareholders may not support.

Many blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions, including those, which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our memorandum and articles of association provides that, prior to the consummation of our initial business combination, its provisions related to pre-business combination activity and the rights and obligations attaching to the ordinary shares, may be amended if approved by holders of 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. If, prior to and unrelated to a business combination, our directors propose an amendment to the rights of the public shares that would affect the substance or timing of our obligation to pay or offer to pay the pro rata per share redemption price to any holder of public shares, and the amendment is approved by the shareholders and filed with the registry of corporate affairs, we will offer to redeem the public shares (other than those held by our sponsor, directors, and officers) for cash at the applicable pro rata per share redemption price. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our initial shareholders, which will beneficially own 24.1% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering, no exercise of the underwriters’ over-allotment option and the forfeiture of 196,875 founder shares by our initial shareholders), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our memorandum and articles of association which govern our pre-business combination and the rights and obligations attaching to the ordinary shares behavior more easily that many blank check companies, and this may increase our ability to consummate our initial business combination with which you do not agree. However, our initial shareholders (and/or our sponsor’s designees), and our directors and officers have agreed to not propose, or vote in favor of, an amendment to our memorandum and articles of association that would affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering, unless the Company provides public shareholders an opportunity to redeem their public shares in connection with the vote on any such amendment.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive $10.25 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and the warrants will expire worthless.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction or our costs to operate or locate a transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive $10.25 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and the warrants will expire worthless. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders and our sponsor (and/its designees) collectively will own 24.1% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering (assuming no exercise of the underwriters’ over-allotment option resulting in the forfeiture of 196,875 founder shares by our initial shareholders). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. If our sponsor purchases any units in this offering or if we or our sponsor purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, our board of directors, is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. Unless otherwise required by Nasdaq, it is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only half of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until, shortly prior to, the consummation of our initial business combination.

If we do not hold an annual meeting of shareholders until after the consummation of our initial business combination (unless required by Nasdaq), shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law or the Nasdaq Capital Market, we do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. If our shareholders want us to hold a meeting prior to our consummation of our initial business combination, they may do so by shareholders holding not less than thirty percent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82(2) of the Companies Act. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.017 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares included in the unit and none to the warrants included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 79.6% or $7.24 per share (the difference between the pro forma net tangible book value per share of $1.85 and the initial offering price of $9.09 per ordinary share at a fully diluted base immediately upon the closing of this offering), or approximately 81.8% dilution or $7.44 per share (the difference between the pro forma net tangible book value per share of $1.65 and the initial offering price of $9.09 per ordinary share) if the over-allotment is fully exercised.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•         the history and prospects of companies whose principal business is the acquisition of other companies;

•         prior offerings of those companies;

•         our prospects for acquiring an operating business at attractive values;

•         a review of debt to equity ratios in leveraged transactions;

•         our capital structure;

•         an assessment of our management and their experience in identifying operating companies;

•         general conditions of the securities markets at the time of this offering; and

•         other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

As of the date of this prospectus there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on the Nasdaq Capital Market, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from the Nasdaq Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on the Nasdaq Capital Market or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

Once initially listed on the Nasdaq Capital Market, our securities may not continue to be listed on the Nasdaq Capital Market in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities will be initially listed on the Nasdaq Capital Market upon consummation of this offering. However, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market in the future. Additionally, in connection with our business combination, the Nasdaq Capital Market may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the Nasdaq Capital Market delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•         a limited availability of market quotations for our securities;

•         a reduced liquidity with respect to our securities;

•         a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•         a limited amount of news and analyst coverage for our company; and

•         a decreased ability to issue additional securities or obtain additional financing in the future.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules, which require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS as issued by the International Accounting Standards Board or the IASB, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the substantially the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses we may consummate our initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2018. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We may re-domicile or continue out of the British Virgin Islands into, another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business or re-domicile or continue out of from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and while the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in BVI law for derivative actions to be brought in certain circumstances, shareholders in BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available with respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•         to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and

•         to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

•         the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•         is final and for a liquidated sum;

•         the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•         in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•         recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and

•         the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our board of directors, management or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Our memorandum and articles of association permit the board of directors by resolution to amend our memorandum and articles of association, including to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our memorandum and articles of association permits the board of directors by resolution to amend the memorandum and articles of association including to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We may issue some or all of such preferred shares in connection with our initial business combination that would affect the substance or timing of our redemption obligation if we don’t consummate a business combination within the relevant time period. Notwithstanding the foregoing, our initial shareholders (and/or our sponsor’s designees), and our directors and officers have agreed to not propose, or vote in favor of, an amendment to our memorandum and articles of association that would affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering, unless the Company provides public shareholders an opportunity to redeem their public shares.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act.  As such, we are exempt from certain provisions applicable to United States domestic public companies.  For example:

•         we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•         we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•         for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•         we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•         we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Until we consummate a business combination, however, we intend to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K similar to U.S. domestic reporting companies and disclose the information required to be disclosed in those reports, although, as long as we remain a foreign private issuer, we do not intend to comply with Section 14(a) of the Exchange Act in regards to proxy statements for shareholder meetings, except to the extent that Nasdaq rules or applicable laws require us to comply with Regulation 14A for shareholder proxy solicitation in relation to our business combination. After such time, we may elect to file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer, to the extent that we remain one. If we elect to file reports as a foreign private issuer, our shareholders may not have access to certain information they may deem important.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period or revenues exceeds $1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these provisions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Risks Associated with Acquiring and Operating a Business outside of the United States

We may effect our initial business combination with a company located outside of the United States.

If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•         rules and regulations or currency redemption or corporate withholding taxes on individuals;

•         laws governing the manner in which future business combinations may be effected;

•         exchange listing and/or delisting requirements;

•         tariffs and trade barriers;

•         regulations related to customs and import/export matters;

•         longer payment cycles;

•         tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•         currency fluctuations and exchange controls;

•         rates of inflation;

•         challenges in collecting accounts receivable;

•         cultural and language differences;

•         employment regulations;

•         crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•         deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

There are costs and difficulties inherent in managing cross-border business operations.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we effect our initial business combination.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects may be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economies in Asia differ from the economies of most developed countries in many respects. For the most part, such economies have grown at a rate in excess of the United States; however, (1) such economic growth has been uneven, both geographically and among various sectors of the economy and (2) such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in Asia are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation, any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited, or our ability to grow and sustain the business that we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•         levying fines;

•         revoking our business and other licenses;

•         requiring that we restructure our ownership or operations; and

•         requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•         our ability to complete our initial business combination;

•         our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•         our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•         our potential ability to obtain additional financing to complete our initial business combination;

•         our pool of prospective target businesses;

•         the ability of our officers and directors to generate a number of potential investment opportunities;

•         failure to list or delisting of our securities from the Nasdaq Capital Market or an inability to have our securities listed on the Nasdaq Capital Market following a business combination;

•         our public securities’ potential liquidity and trading;

•         the lack of a market for our securities; or

•         our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 15. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 5,250,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$52,500,000		$60,375,000
From private placements	3,887,500		4,320,625
Total gross proceeds	56,387,500		64,695,625
Offering expenses(1)
Underwriting discount (3.0% of gross proceeds from offering)	1,575,000	(2)	1,811,250 (2)
Legal fees and expenses	225,000		225,000
Nasdaq listing fee	70,000		70,000
Printing and engraving expenses	40,000		40,000
Accounting fees and expenses	50,000		50,000
FINRA filing fee	10,000		10,000
SEC registration fee	6,995		6,995
Miscellaneous expenses	98,005		97,905
Total offering expenses	2,075,000		2,311,250
Net proceeds
Held in the trust account(3)	53,812,500		61,884,375
Not held in the trust account	500,000		500,000
Total net proceeds	$54,312,500		$62,384,375
Use of net proceeds not held in the trust account(3)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$70,000		14%
Legal and accounting fees relating to SEC reporting obligations	148,750		30%
Nasdaq continued listing fees, prorated for a partial year	43,750		9%
Payment of administrative fee	105,000		21%
Payment of annual fees to independent directors(4)	67,200		14%
Working capital to cover miscellaneous expenses, general corporate purposes, liquidation obligations and reserves	65,300		13%
Total	$500,000		100.0%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we borrowed from the sponsor. These funds will be repaid out of the proceeds of this offering available to us.

(2)      No discounts or commissions will be paid with respect to the purchase of the private units.

(3)      Upon closing of the initial business combination, the funds held in the trust account may, but need not, be used to pay our expenses relating to acquiring a target business, including a cash fee payable to EarlyBirdCapital equal to 3% of the gross proceeds of this offering.

(4)      We will pay our independent directors an annual retainer in an aggregate of $38,400 (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the closing of this offering and ending on the earlier of the consummation of our initial business combination and our liquidation.

A total of $10.25 per share (whether or not the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private units described in this prospectus will be placed in a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us (net of taxes payable) to fund our working capital requirements, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 21 months from the closing of this offering and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is minimal as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

Commencing on the date of this prospectus, we have agreed to pay an affiliate of our sponsor a total of $5,000 per month for office space, utilities and secretarial and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsor has advanced to us a total of $1,804 and loaned to us a total of $300,000 to be used for a portion of the expenses of this offering. The advance is non-interest bearing and is payable on demand. The loan is non-interest bearing, unsecured and is due on the earlier of December 31, 2017 or the closing of this offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $500,000 of such loans may be convertible into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted as the rights included in the units would result in an additional 5,000 shares being issued, as well as 25,000 warrants to purchase 25,000 shares).

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 21 months following the closing of this offering, subject to applicable law, or (iii) if we seek to amend our memorandum and articles of association to affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering and such amendment is duly approved and registered. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders have agreed to waive their redemption rights with respect to any shares they own in connection with the consummation of our initial business combination, including their founder shares, private shares and public shares that they have purchased during or after the offering, if any. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions with respect to its founder shares and private shares if we fail to consummate our initial business combination within 21 months from the closing of this offering. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Companies Act. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20% of the issued and outstanding ordinary shares upon the consummation of this offering (assuming no purchase in this offering and not taking into account ownership of the private units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and included in the private units, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares. For the purposes of the dilution calculations, we have assumed the issuance of 1/10 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration. Accordingly, for the purposes of the dilution calculation, the number of shares included in the units offered hereby will be deemed to be 5,775,000, the price per share in this offering will be deemed to be $9.09 and the private units will represent 427,625 ordinary shares.

At March 31, 2017, our net tangible book value was a deficiency of $272,038, or a deficiency of approximately $0.21 per share (assuming no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 196,875 ordinary shares held by our initial shareholders). After giving effect to the sale of 5,250,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private units, and assuming the issuance of 563,875 shares for the outstanding rights (including the private rights), our pro forma net tangible book value at March 31, 2017 would have been $5,000,006 or $1.85 per share, representing an immediate increase in net tangible book value of $2.06 per share to the initial shareholders and an immediate dilution of $7.24 per share or 79.6% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is $49,335,720 less than it otherwise would have been because if we effect our initial business combination, the redemption rights of the public shareholders (but not our initial shareholders) may result in the redemption of up to 4,813,241 shares sold in this offering.

The following table illustrates the dilution to our public shareholders on a per-share basis, inclusive of the shares underlying the rights included in the units, assuming no value is attributed to the warrants included in the units or the private warrants.

Public offering price		$9.09
Net tangible book value before this offering	$(0.21)
Increase attributable to new investors and private sales	2.06
Pro forma net tangible book value after this offering		1.85
Dilution to new investors		$7.24
Percentage of dilution to new investors		79.6%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price
	Number		Percentage	Amount	Percentage	per Share
Initial shareholders (founder shares)	1,312,500	(1)	17.5%	$25,000	0.0%	$0.02
Private shares	427,625	(2)(3)	5.7%	3,887,500	6.9%	$9.09
Public shareholders	5,775,000	(2)(4)	76.8%	52,500,000	93.1%	$9.09
Total	7,515,125		100.0%	$56,412,500	100.0%

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 196,875 founder shares have been forfeited by our initial shareholders as a result thereof.

(2)      Assumes the over-allotment option has not been exercised.

(3)      Assumes the issuance of an additional 38,875 shares underlying the rights included in the private units issued to our sponsor and EarlyBirdCapital.

(4)      Assumes the issuance of an additional 525,000 shares underlying the rights issued to the public shareholders.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(272,038)
Net proceeds from this offering and private placements of private units	54,312,500
Proceeds from sale of unit purchase option	100
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	295,164
Less: Proceeds held in the trust account subject to redemption	(49,335,720)
$5,000,006
Denominator:
Ordinary shares outstanding prior to this offering	1,312,500 (1)
Ordinary shares to be sold in this offering	5,250,000
Ordinary shares underlying rights to be sold in this offering	525,000
Ordinary shares to be sold in private placement	388,750
Ordinary shares underlying rights to be sold in the private placement	38,875
Less: Shares subject to redemption	(4,813,241)
2,701,884

____________

(1)      Assumes that the underwriters’ over-allotment option has not been exercised and an aggregate of 196,875 founder shares have been forfeited by our initial shareholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2017 and as adjusted to give effect to the sale of our units offered by this prospectus and the private units, and the application of the estimated net proceeds derived from the sale of such securities:

	As at March 31, 2017
	Actual	As Adjusted(1)
Amount payable to related party(2)	$301,804	—
Ordinary shares, no par value, -0- and 4,813,241 shares which are subject to possible redemption	—	49,335,720	(4)
Shareholders’ equity:
Preferred stock, no par value, unlimited shares authorized; none issued or outstanding	—	—
Ordinary shares, no par value, unlimited shares authorized; 1,509,375 shares issued and outstanding, actual; 2,138,009 shares(3) issued and outstanding (excluding 4,813,241 shares subject to possible redemption), as adjusted	25,000	5,001,880
Accumulated deficit	(1,874)	(1,874)
Total shareholders’ equity:	23,126	5,000,006
Total capitalization	$324,930	$54,335,726	(5)

____________

(1)      Includes $3,887,500 we will receive from the sale of the private units. Assumes the over-allotment option has not been exercised.

(2)      Amount payable to related party is a promissory note of $300,000 and an advance of $1,804. The promissory note is non-interest bearing and due the earlier of December 31, 2017 or the closing of this offering. The advance is non-interest bearing and is payable on demand.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 196,875 founder shares have been forfeited by our initial shareholders as a result thereof.

(4)      Derived by taking 4,813,241 ordinary shares, which may be redeemed, representing the maximum number of shares that may be redeemed while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a redemption price of $10.25.

(5)      Derived by adding total shareholders’ equity and the value of the ordinary share, which may be redeemed for cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated in the British Virgin Islands with limited liability (meaning our public shareholders have no liability, as shareholders of the Company, for the liabilities of the Company over and above the amount paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. Although we are not limited to a particular industry or geographic region, we intend to focus on businesses that have their primary operations located in Asia and North America in the media/entertainment, consumer services and healthcare industries. We have not identified an acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition targets. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in our initial business combination:

•         may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;

•         may subordinate the rights of holders of ordinary shares if the rights, preferences, designations and limitations attaching to the preferred shares are created by amendment of our memorandum and articles of association by resolution of the board of directors and preferred shares are issued with rights senior to those afforded our ordinary shares;

•         could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•         may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights or a person seeking to obtain control of us; and

•         may adversely affect prevailing market prices for our ordinary shares and/or rights.

Similarly, if we issue debt securities, it could result in:

•         default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•         our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•         our inability to pay dividends on our ordinary shares;

•         using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•         increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•         limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 31, 2017, we had $60,971 in cash and deferred offering costs of $295,164. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, we had $60,971 in cash and cash equivalents and a working capital deficiency of $272,038. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares, an advance from our sponsor in the amount of $1,804 and a loan from our sponsor in the amount of $300,000 that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $500,000 and underwriting discounts and commissions of $1,575,000 (or $1,811,250 if the over-allotment option is exercised in full) and (2) the sale of the private units for purchase price of $3,887,500 (or $4,320,625 if the over-allotment option is exercised in full), will be $54,312,500 (or $62,384,375 if the over-allotment option is exercised in full), of which amount $53,812,500 (or $61,884,375 if the over-allotment option is exercised in full) will be held in trust account. The remaining $500,000 will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital for its services in connection with our initial business combination upon the consummation of such combination in an amount equal to 3% of the gross proceeds received in this offering. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the estimated $500,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for at least the next 21 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•         $70,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

•         $105,000 to an affiliate of our Chairman for office space, utilities and secretarial and administrative services commencing on the date of this prospectus;

•         $148,750 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•         $43,750 of expenses in continued Nasdaq listing fees (to be prorated for a partial year);

•         $67,200 for payment to our independent directors as an annual retainer in an aggregate of $38,400 (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the closing of this offering and ending on the earlier to occur of the consummation of our initial business combination and our liquidation; and

•         $65,300 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to comply with the internal control reporting requirements under Section 404 of the Sarbanes Oxley Act until the fiscal year ending December 31, 2018. As of the date of this prospectus, we have not completed an assessment of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•         staffing for financial, accounting and external reporting areas, including segregation of duties;

•         reconciliation of accounts;

•         proper recording of expenses and liabilities in the period to which they relate;

•         evidence of internal review and approval of accounting transactions;

•         documentation of processes, assumptions and conclusions underlying significant estimates; and

•         documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Related Party Transactions

As of March 31, 2017, our sponsor advanced an aggregate of $1,804 to us and loaned an aggregate of $300,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf.

We are obligated, commencing on the date of this prospectus, to pay $5,000 per month to an affiliate of our sponsor for office space, utilities and secretarial and administrative services. In addition, we will pay to our independent directors an aggregate amount of annual retainer of $38,400 (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the closing of this offering and ending on the earlier of the consummation of our initial business combination and our liquidation.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase an aggregate of 388,750 (or 432,062 if the over-allotment option is exercised in full) private units at $10.00 per unit. These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. The foregoing purchases will only be made if the purchasers are able to do so in accordance with Regulation M and Sections 9(a)(2) and 10(b) and Rule 10b-5 of the Exchange Act. All of the proceeds we receive from these purchases will be placed in the trust account described below.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted as the rights included in the units would result in an additional 5,000 shares being issued, as well as 25,000 warrants to purchase 25,000 shares).

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated in the British Virgin Islands as a business company with limited liability. This means that our shareholders have no additional liability for the company’s liabilities over and above the amount paid for their shares. We were formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. We have not yet identified any acquisition targets and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition targets.

Business Strategy

Our efforts in identifying prospective target businesses will not be limited to a particular industry or particular country, although we intend to focus on businesses that have their primary operations located in Asia and North America in media/entertainment, consumer services and healthcare industries. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets. In addition, we believe the target business will benefit from our involvement and increase growth through potential strategic relationships we can introduce.

We will seek to capitalize on the strength of our experienced, Asia-focused and North America-focused international management team. Our team consists of experienced financial services and accounting professionals, senior operating executives and directors of Asian and North American companies. Our Chairman, CEO, and directors have decades of experience in mergers, acquisitions and divestures of privately and publicly-held companies. Both our Chairman and CEO have been actively engaged in cross-border investments/divestments between the U.S. and Asia for more than a decade. Our independent directors are Canadian and U.S. citizens who have decades of experience in entrepreneurship, asset management/advisory services, and accounting & tax practices in Asia and the U.S. We believe we will benefit from their accomplishments in Asia as well as in the U.S., in identifying attractive acquisition opportunities. However, there is no assurance that we will complete a business combination.

There is no restriction in the geographic location of targets we can pursue, although we intend to initially prioritize geographic locations in Asia and North America. We will seek to identify targets that are likely to provide attractive financial returns through business combinations. We have yet to determine a time frame, an investment amount or any other criteria, which would trigger our search for business opportunities outside of Asia or North America.

Investment Criteria

Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. We have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see the justifications to do so.

•         Middle-Market Growth Business. We will primarily seek to acquire one or more growth businesses with a total enterprise value of between $150,000,000 and $200,000,000. We believe that there are a substantial number of potential target businesses within this valuation range that can benefit from new capital for scalable operations to yield significant revenue and earnings growth. We currently do not intend to acquire either a start-up company, defined as a company that has not yet established commercial operations, or a company with negative cash flow, though we may consider a business in its early stages of development or growth.

•         Companies in Business Segments that are Strategically Significant to Asia or North America. We will seek to acquire those businesses with strong technological know-how or advancement, sustainable market competitiveness, attractive growth prospects with meaning undervaluation, broad distribution networks and/or business practices in economic sectors that are currently experiencing significant Asia or North America outbound investing. Such sectors include but are not limited to: high technology, clean energy, healthcare, consumer and retail, energy and resources, food processing and manufacturing.

•         Business with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage.

•         Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow. We intend to focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

•         Benefit from Being a Public Company. We intend to acquire a business or businesses that will benefit from being publicly traded and which can effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Our Competitive Advantages

We believe the experience and contacts of our management team will aid us in sourcing, structuring and consummating business combinations. However, none of our management team is obligated to remain with the company after a business combination, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to a business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.

Our Relationship with Bison Capital Enhances Our Capabilities to Source, Execute, and Scrutinize Potential Acquisition Targets.

Our sponsor, Bison Capital, was founded in March 2013 and is an investment firm and a provider of financial, advisory, investment, and funds management services, primarily focused on China-related investment opportunities in the healthcare, medical, pharmaceuticals, entertainment, media, tourism, high technology industries. Bison Capital comprises advisory, capital raising, principal investing and asset management capabilities. It has a strong focus on China-related investment opportunities in the healthcare, medical, pharmaceuticals, entertainment, media, tourism and high technology industries. Bison Capital’s investment strategy is generating returns for investors and shareholders by bringing investment resources and strategic relationships to help clients generate new growth opportunities and secure key alliances. Bison Capital operates in office locations in mainland China and Hong Kong.

We believe that we could benefit from the substantial resources of Bison Capital. Bison Capital does not have a fiduciary duty to our shareholders, but has a contractual obligation to offer all suitable business combination opportunities to us before any other person or company until the consummation of our initial business combination, subject to any pre-existing contractual or fiduciary obligations it may have. Bison Capital will assist us in the identification, analysis, and diligence of potential targets if needed. Furthermore, our affiliation with Bison Capital could enable us to access potential targets for a business combination more effectively since Bison Capital is a well-recognized financial and investment company in the areas where we are planning to focus our acquisition efforts.

Bison Capital has deep specialist sector expertise and a comprehensive financial advisory and capital markets platform. Bison Capital’s expertise spans a variety of industry sectors including:

•         Industrials;

•         Media and Entertainment;

•         Tourism

•         Financial Services;

•         Resources;

•         High-technology;

•         Healthcare;

•         Medical Devices and Pharmaceuticals;

We will seek to capitalize on the substantial resources and the global infrastructure of our sponsor. Bison Capital has significant investing experience in the international market and has leveraged its relationships to source and execute potential deals.

•         Execution Capabilities:

•         Bison Capital invests around the world in a wide range of sectors including healthcare, medical, pharmaceuticals, entertainment, media, tourism and high technology.

•         We believe that our relationship with Bison Capital will enable us to take advantage of its extensive relationships with equity investors and lenders, and its experience securing equity and debt financing in order to provide additional capital (particularly in the event that the proceeds of this offering are insufficient to fund the initial business combination).

Established Deal Sourcing Network

Through our management team, we believe we have contacts and sources from which to generate acquisition opportunities and possibly seek complimentary follow-on business arrangements. These contacts and sources include those in government, private and public companies around the world, private equity and venture capital funds, investment bankers, attorneys and accountants.

Unique positioning

We are a management team with significant experience in cross-border business between Asia and the U.S. We understand the cultural, business and economic differences and opportunities that will allow us to negotiate a transaction. For Asia-based companies, we provide the ability to help them bridge their overseas expansion in term of both capital raising and business activity. In addition, if we find a very attractive acquisition target outside of the Asia region, we believe our experience and relationships in Asia would enhance the value of such a business through our introductions to identified Asian business partners.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a public company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $53,812,500 (or $61,884,375 if the over-allotment option is exercised in full) and a public market for our ordinary shares, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination may be subject to these constraints.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that has begun operations but is not yet at the stage of commercial manufacturing and sales), which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition targets. From the period prior to our formation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or the Nasdaq Capital Market, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity groups, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources also may introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, also may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire that such an initial business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a target business and structuring of our initial business combination

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that has begun operations but is not yet at the stage of commercial manufacturing and sales), we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Fair market value of target business or businesses

The target business or businesses or assets with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the value of the trust account at the time of the agreement to enter into such initial business combination. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. If we issue securities in order to consummate such an initial business combination, our shareholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Because we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value, enterprise value and, where appropriate, upon the advice of appraisers or other professional consultants. Investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, that the price we are paying is fair to our shareholders.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•         subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•         cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

Although we may seek shareholder approval before we effect our initial business combination, we may not do so for business or legal reasons (so long as such transaction does not require shareholder approval under the Companies Act or the Nasdaq Capital Market rules). Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether we expect shareholder approval would be required under the Companies Act for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes
Entering into contractual agreements with a target to obtain control	No

We also may be required to obtain shareholder approval if we wish to take certain actions in connection with our initial business combination such as adopting an incentive stock or share plan or amending our memorandum and articles of association.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.25 per share, whether or not the underwriters’ over-allotment option is exercised in full. Our sponsor, other initial shareholders, officers, directors or affiliates have agreed to waive their right to receive liquidating distributions if we fail to consummate our initial business combination within the requisite time period for their private units and founder shares. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Manner of Conducting Redemptions

We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, for so long as we remain a foreign private issuer, we are required to comply with the tender offer rules in connection with our initial business combination. We do not intend to conduct a shareholder vote in connection with our initial business combination unless required by Nasdaq rules or applicable laws for so long as we remain a foreign private issuer. We will provide our shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer as set forth in our memorandum and articles of incorporation and pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act. If we are a foreign private issuer and we are required by Nasdaq rules or applicable laws to hold a shareholder vote, we will do so, but redemptions will still be effectuated pursuant to the tender offer rules described above. To the extent Nasdaq rules or applicable laws require redemption pursuant to a shareholder vote, even if we are also conducting a tender offer, we will comply with such rules or laws. We will file tender offer documents with the SEC prior to completing our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. If we conduct a tender offer, we will not be permitted to consummate our initial business combination until the expiration of the tender offer period. Our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

Many blank check companies would not be able to consummate our initial business combination if the holders of the company’s public shares elected to redeem more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares redeemed by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with our initial business combination. Because we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination, or any combination thereof. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the tender offer rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our shareholders, not just our public shareholders.

Our initial shareholders (and/or our sponsor’s designees) have agreed to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with any such tender offer.

If we are no longer deemed a foreign private issuer (and no longer required to comply with the foreign private issuer rules), we will conduct redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules (i.e., a shareholder vote) or pursuant to the tender offer rules. If we seek shareholder approval of our initial business combination, we will conduct a proxy solicitation pursuant to the proxy rules or the tender offer rules and, in connection therewith, provide our public shareholders with the redemption rights described above upon consummation of the initial business combination.

If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our sponsor, directors, officers and affiliates have agreed to vote their founder shares, any private shares purchased in the private placement, and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders including our sponsor have agreed to waive their redemption rights with respect to its founder shares, private shares and public shares in connection with the consummation of our initial business combination. In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption rights upon consummation of our initial business combination if we seek shareholder approval

If we seek shareholder approval of our initial business combination, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 20% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with our initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. We will resolve any disputes relating to whether a public shareholder is acting in concert or as a “group” either by requiring certifications under the penalty of perjury to such effect by public shareholders or via adjudication in court.

Permitted purchases of our securities by our affiliates

If we seek shareholder approval of our business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling shareholder. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Our initial shareholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

As a consequence of any such purchases, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of a business combination.

Tendering share certificates in connection with redemption rights

If we engage in tender offer or a proxy solicitation for a business combination, we will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. Accordingly, a public shareholder would have up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on our initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery at or prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the shareholder meeting set forth in our proxy materials. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If the initial business combination is not approved (if we were to seek shareholder approval) or completed for any reason, then our public shareholders who elected to tender their shares or exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate our initial business combination with a different target until 21 months from the closing of this offering.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 21 months from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 21 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our memorandum and articles of association and the laws of the

British Virgin Islands), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

Following the redemption of public shares, we intend to enter “voluntary liquidation” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. Given that we intend to enter voluntary liquidation following the redemption of public shareholders from the trust account, we do not expect that the voluntary liquidation process will cause any delay to the payment of redemption proceeds from our trust account. In connection with such a voluntary liquidation, the liquidator would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where we have our principal place of business, and taking any other steps the liquidator considers appropriate to identify our creditors, after which our remaining assets would be distributed. As soon as our affairs are fully wound-up, the liquidator must complete his statement of account and make a notificational filing with the Registrar. We would be dissolved once the Registrar issues a Certificate of Dissolution.

Our initial shareholders (and/or our sponsor’s designees) have agreed to waive their redemption rights with respect to their founder shares and private units if we fail to consummate our initial business combination within the applicable period from the closing of this offering.

However, if our sponsor, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distribution with respect to such public shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination within 21 months of the closing of this offering. We will pay the costs of our liquidation from our remaining assets outside of the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

Additionally, in any liquidation proceedings under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the liquidation amounts payable to them.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would initially be $10.25 (whether or not the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which would have higher priority than the claims of our public shareholders. Furthermore, our underwriters may seek recourse against the proceeds in the trust account relating to any future claims they may have against us. The actual per-share redemption amount received by shareholders may therefore be less than $10.25, plus interest (net of any taxes payable).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Pursuant to a letter agreement among us, EarlyBirdCapital, Inc., our sponsor, and each of our directors and officers, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, in order to protect the amounts held in the trust account, Bison Capital, our sponsor, agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.25 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Bison Capital will not be responsible to the extent of any liability for such third party claims. However, Bison Capital may not be able to satisfy those obligations. None of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We have not independently verified whether Bison Capital has sufficient funds to satisfy its indemnity obligations. We believe the likelihood of Bison Capital having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.25 per share (whether or not the underwriters’ over-allotment option is exercised in full) and Bison Capital asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Bison Capital to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Bison Capital to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.25 per share (whether or not the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that Bison Capital will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Bison Capital will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $500,000 not placed in the trust account with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $20,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $500,000, we may fund such excess with funds from the estimated $500,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $500,000 the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e., (i) we fail to comply with the requirements of a statutory demand that has not been set aside under Section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of a creditor of ours is returned wholly or partly unsatisfied; or (iii) either the value of our liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, a payment made as “unfair preferences” or a “transaction at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to a British Virgin Islands courts for an order setting aside that payment or transaction in whole or in part.

Additionally, if we enter insolvent liquidation under the Insolvency Act, the funds held in our trust account will likely be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account you may not be able to return to our public shareholders the liquidation amounts due them.

Our public shareholders will be entitled to receive funds from the trust account only in the event of a redemption of the public shares prior to any winding up in the event we do not consummate our initial business combination within 21 months of the closing of this offering, if they redeem their shares in connection with an initial business combination that we consummate, or if we seek to amend our memorandum and articles of association to affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must also exercise its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate our initial business combination within 21 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Redemptions if we fail to Consummate our Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or, if required by Nasdaq or applicable laws or if we lose our foreign private issuer status, in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.25 per share, whether or not the underwriters’ over-allotment option is exercised in full), including interest less taxes payable and any additional amount released to us as permitted under the trust agreement, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we are unable to consummate our initial business combination within 21 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.25 per share, whether or not the underwriters’ over-allotment option is exercised in full), including interest less taxes payable and less such net interest to pay dissolution expenses, divided by the number of then outstanding public shares.

Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.

The redemption of our public shares if we fail to consummate our initial business combination will reduce the book value per share for the shares held by our initial shareholders, including our sponsor, who will be our remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$53,812,500 (or $61,884,375 if the underwriter’s over-allotment option is exercised in full) of the net offering proceeds, which includes the $3,887,500 net proceeds from the sale of the private units ($4,320,625 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account in the Unites States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee.

Approximately $53,812,500 of the offering proceeds, representing the gross proceeds of this offering, less allowable underwriting commissions, expenses and company deductions under Rule 419 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$53,812,500 (or $61,884,375 if the underwriter’s over-allotment option is exercised in full) of the net offering proceeds, which includes the $3,887,500 net proceeds from the sale of the private units ($4,320,625 if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and then (ii) any interest that can be used for working capital purposes, including amounts necessary to fund our dissolution and liquidation if we are unable to complete a business combination within the required time period.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business

Our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The public units will begin trading on or promptly after the effective date of this prospectus. The ordinary shares, rights and warrants comprising the public units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying ordinary shares or warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the consummation of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. As a foreign private issuer we are required to comply with the tender offer rules and for so long as we remain a foreign private issuer we will offer to redeem our public shares pursuant to the tender offer rules of the SEC and our memorandum and articles of association and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. As long as we remain a foreign private issuer and are required to comply with the tender offer rules, unless otherwise required by Nasdaq rules or applicable laws, we do not intend to conduct a shareholder vote. If we are a foreign private issuer and we are required by Nasdaq rules or applicable laws to hold a shareholder vote, we will do so, but redemptions will still be effectuated pursuant to the tender offer rules described above. To the extent Nasdaq rules or applicable laws require redemption pursuant to a shareholder vote, even if we are also conducting a tender offer, we will comply with such rules or laws. If we are no longer deemed a foreign private issuer (and no longer required to comply with the foreign issuer rules), we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules or pursuant to the tender offer rules.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor (continued)

If we lose our foreign private issuer status and we seek shareholder approval, we will consummate our initial business combination by means of a tender offer or if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In such case, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules or pursuant to the tender offer rules.

Business combination deadline

If we are unable to complete our initial business combination by 21 months from the closing of this offering, we will, as soon as reasonably possible but not more than five business days thereafter (subject to our memorandum and articles of association and the laws of the British Virgin Islands), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, but always subject to the Companies Act. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and the redemption of public shareholders upon failure to effect our initial business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect our initial business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our memorandum and articles of association.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a shareholder vote

We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination on the terms described in this prospectus. As a foreign private issuer we are required to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a shareholder vote to approve our initial business combination (unless Nasdaq rules or applicable laws require us to conduct a shareholder vote). Pursuant to our memorandum and articles of association and SEC rules, if we file tender offer documents with the SEC they will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If we are no longer deemed to be a foreign private issuer we may instead seek shareholder approval in connection with our initial business combination. In such case, we will conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies or pursuant to the tender offer rules, and file proxy materials with the SEC.

Many blank check companies are required to file a proxy statement with the SEC and hold a shareholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not consummate their initial business combinations if the majority of the relevant companies’ public shares voted are voted against a proposed business combination.

Our ability to consummate our initial business combination without conducting a shareholder vote in the event that a shareholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.

Required shareholder vote if we hold a shareholder vote

If we are no longer deemed to be a foreign private issuer and we seek shareholder approval in conjunction with the consummation of our initial business combination, a majority of all shares voted that are entitled to vote are required to approve the business combination.

Many blank check companies require that majority of the public shares that are voted and entitled to vote approve the business combination.

Our ability to consummate our initial business combination by allowing all of our shareholders to vote in connection with our business combination will increase the likelihood that we will be able to complete our initial business combination.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to vote against a business combination in order to redeem

If we are no longer deemed to be a foreign private issuer and we seek shareholder approval in conjunction with the consummation of our initial business combination, each public shareholder (other than our sponsor) may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Many blank check companies require public shareholders to vote against the proposed business combination in order to redeem their shares.

The ability of our public shareholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.

Limited Redemption Rights of 20% Public Shareholders

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering.

Many blank check companies limit the redemption rights of 10% – 20% public shareholders and limit the voting rights of such public shareholders.

We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Redemption threshold

We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Many blank check companies are not permitted to consummate our initial business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or redeem their shares in connection with the shareholder vote.

The absence of a redemption threshold in our offering will make it easier for us to consummate our initial business combination even if a substantial majority of our shareholders do not agree.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights and the number of our outstanding warrants and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at 609-610 21st Century Tower, No. 40 Liangmaqiao Road, Chaoyang District, Beijing 100016, China. The cost for this space is included in the $5,000 per month fee that we pay an affiliate of our sponsor for office space, utilities and secretarial and administrative services. We believe, based on rents and fees for similar services in the metropolitan area that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

Upon completion of this offering, we will be subject to the periodic reporting and financial information requirements of the Exchange Act as applicable to foreign private issuers. Until we consummate a business combination, however, we intend to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K applicable to domestic companies with the SEC, although we do not intend to comply with Section 14(a) of the Exchange Act in regards to proxy statements for shareholder meetings, except that our memorandum and articles of association requires us to comply with Regulation 14A for shareholder proxy solicitation in relation to our business combination. After such time, we may elect to file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer, to the extent we remain one. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any tender offer or proxy solicitation documents sent to shareholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 21 month time frame.

We will be required to have our internal control procedures evaluated for the fiscal year ending December 31, 2018 required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” for up to five years, however, if our annual gross revenue is $1.07 billion or more, if our non-convertible debt issued within a three year period exceeds $1 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Our current directors, officers and director nominees are listed below.

Name	Age	Position
Peixin Xu	45	President, Director and Chairman of the Board
James Jiayuan Tong	43	Chief Executive Officer and Chief Financial Officer, Director
Peng Jin	41	Chief Operating Officer and Secretary
Charles Vincent Prizzi	42	Director nominee
Thomas Folinsbee	49	Director nominee
Ning Wang	33	Director nominee

Mr. Peixin Xu has been our President and Chairman of the Board since December 2016. Since March 2013, Mr. Xu has been the Founder, Managing Partner and Director of our sponsor. He has been a Director at AirMedia Group, Inc., a Nasdaq-listed operator of out-of-home advertising platforms in China targeting mid-to-high-end consumers in the travel Wi-Fi market since September 2013. In addition, since July 2016, Mr. Xu has been a Non-Executive Director of Target Capital Management Limited, an asset management company established in Hong Kong and licensed under the Securities and Futures Commission of Hong Kong. Target Capital Management Limited manages discretionary portfolios and one hedge fund for individual and institutional clients, and invests in equities in selected Asian countries, which includes ASEAN countries, China and Hong Kong along with the United States and European countries across all sectors and market capitalization.  Mr. Xu also co-founded Beijing Redbaby Info-Tech Co, the largest ecommerce service provider for baby and maternity products in China, and has been the Chairman of Beijing Redbaby since June 2004. Mr. Xu has also served as an independent director and chairman of the strategy committee of Bona Film Group Ltd, a Nasdaq-listed public company focusing on vertically integrated filming in China, since November 2011. Mr. Xu has also been a researcher at Peking University since 2007. From 2005 to June 2012, Mr. Xu was a Partner of New Enterprise Associates, one of the world’s largest and most active venture capital firms. Mr. Xu graduated from Tianjin University of Commerce with a Bachelor’s Degree in Business Administration in 1993.

We believe Mr. Xu is well-qualified to serve as a member of our board due to his in-depth knowledge and experience in the Chinese and global capital markets and his experience in the fields of securities and financial services for over 10 years.

Dr. James Jiayuan Tong has been our Chief Executive Officer, Chief Financial Officer and a director since December 2016. Since October 2015, Dr. Tong has served as a Partner of our sponsor. Dr. Tong has served as a Venture Partner at Delta Capital, a venture capital and early growth investment firm, since September 2015. From December 2014 until September 2015, Dr. Tong worked as an advisor to Delta Capital. From 2010 to November 2014, he worked as Chief Financial Officer at Tianyin Pharmaceutical Co., Inc, a U.S. public company that manufactures and sells biopharmaceutical herbal medicines, branded generics and other pharmaceuticals in Asia. From 2008 to 2010, Dr. Tong worked as Vice President in the investment banking department at Roth Capital, an investment banking firm headquartered in Newport Beach, CA. In 2007, Dr. Tong was a biotech equity research analyst for Rodman & Renshaw. In 2006, Dr. Tong was principal investigator at the Grass Foundation Laboratory at the Marine Biological Laboratory, Woods Hole, MA. From 2002 to 2005, Dr. Tong was a Postdoctoral Research Fellow at Center for Molecular Medicine and Mitochondrial Genetics at the University of California, Irvine focusing on Neurofibromatosis, cognitive disorders and longevity research. Dr. Tong graduated from Peking University Healthcare Center with a Medical Degree in 1996 and from Stony Brook University and Cold Spring Harbor Laboratory with a Doctor of Philosophy degree majored in Neurobiology and Behavior in 2002.

We believe Dr. Tong is well-qualified to serve as a member of the board because of his experience in healthcare and medical industries, his knowledge of capital markets and investment management, and his experience in U.S. public companies.

Mr. Peng Jin has been our Chief Operating Officer since December 2016. Since August 2014, Mr. Jin has been a Managing Partner of our sponsor. In addition, since July 2016, Mr. Jin has been a Non-Executive Director of Target Capital Management Limited. From August 2000 until December 2002, Mr. Jin worked at 21 Vianet (Nasdaq: VNET) as Vice President in charge of operations. From 2003 to 2008, Mr. Jin was a Partner at China eCapital, a boutique investment bank. During his stay at China eCapital, Mr. Jin led many fund raising, leveraged buyout and cross-border M&A transactions in the Internet and consumer service industries. In 2008,

Mr. Jin co-founded Keytone Ventures, a U.S. dollar venture capital fund focused on early-growth stage technology investment opportunities and served as a Partner there until May 2014. Mr. Jin holds a bachelor’s degree in Finance and Information Systems from New York University, Stern School of Business.

Mr. Charles Vincent Prizzi is one of our independent directors. Mr. Prizzi has been the Vice President for Development and Community Relations and a member of the senior administrative team at Cold Spring Harbor Laboratory, a world-renowned cancer and neuroscience research institution based in New York, since February 2000. Mr. Prizzi has also served as one of Cold Spring Harbor’s liaisons to Accelerate Long Island, an organization composed of leading research institutions to strengthen Long Island’s regional biotechnology cluster, since May 2012. Mr. Prizzi has also served on the charity boards of Save the Children – Long Island Chapter, the Cold Spring Harbor Education Foundation, the Long Island University Alumni Board, the Thomas Hartman Foundation for Parkinson’s Research and the Don Monti Memorial Cancer Research Foundation. Mr. Prizzi received both his Master of Business Administration and Bachelor of Science from Long Island University, where he was honored with the Outstanding Alumni Award. He received the Special Humanitarian Award from the Sons of Italy in America Grand Lodge of New York in 2007 and the “40 Under 40” Award by Long Island Business News in 2013.

We believe Mr. Prizzi is well-qualified to serve as a member of our board due to his experience and success in research, science education, management and fund raising.

Mr. Thomas Folinsbee, CFA, is one of our independent directors. Mr. Folinsbee is Director of Corporate Development of 3SBio Inc.’s strategic investment division with a focus on sourcing business development opportunities in Canada, Australia and Japan, including licensing, distribution and M&A. Mr. Folinsbee joined 3SBio, a biotechnology company, in 2009 to manage 3SBio’s investor relations activities and was a member of the management group which delisted 3SBio from NASDAQ in May 2013 and relisted it on the Hong Kong Stock Exchange in June 2016. In addition, since 2011, Mr. Folinsbee has worked with the board of directors of Hisanaga Seisakusho Co. Ltd, a Japanese company, where he helped launch Hisanaga’s sales platform in India and designed a business intelligence system to support a corporate turnaround.  Mr. Folinsbee has over 25 years of experience as a financial and securities professional. In 2001, Mr. Folinsbee established Optivest Systems Ltd and developed proprietary research databases to support institutional investment strategies. In 2006, Mr. Folinsbee joined BNP Paribas’ Asian Execution Services desk where he helped institutional investors implement statistical arbitrage strategies and post-trade analytics. In 2008, he rejoined Macquarie Equities (Hong Kong) Limited in its Alternative Strategies Division where he packaged long-short trading strategies in collaboration with the equity research platform. Mr. Folinsbee had previously been at Macquarie from 1998 to 2001. Mr. Folinsbee graduated in 1990 from McGill University with a Bachelor of Commerce degree with concentrations in finance and international business (with distinction).

We believe that Mr. Folinsbee is well-qualified to serve as a member of our board due to his financial and investment experience and his experience in operating and sourcing business opportunities worldwide.

Mr. Ning Wang is one of our independent directors. Since May 2017,  Mr. Wang has been a director of China Great Wall AMC (International) Holdings Company Limited ( formerly known as “Great Wall Pan Asia International Investment Co., Limited”),  an integrated financial services company where he is responsible for direct investment. From August 2012 to April 2017, Mr. Wang was a vice president of China Everbright Limited, focused on cross-border asset management and investment businesses. From 2007 until July 2012, Mr. Wang was a senior associate at China International Capital Corporation (HK) Limited.  Mr. Wang graduated from the University of Hong Kong with a master’s degree in Economics in 2007 and from Fudan University with a bachelor’s degree in Finance in 2006.

We believe Mr. Wang is well-qualified to serve as a member of our board due to his experience and success in investment management and his knowledge in finance and economics.

There are no family relationships between any of our directors or senior management. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director or member of senior management. The Company is not aware of any agreements or arrangements between any director and any person or entity other than the Company relating to the compensation or other payments in connection with such director’s candidacy or service as a director of the Company.

Prior Involvement of Management in Blank Check Companies

No member of our management team has any previous experience with other blank check companies.

CORPORATE GOVERNANCE

NASDAQ Marketplace Rules and Home Country Practices

As long as we remain a foreign private issuer, we are permitted to follow home country practice in lieu of certain of Nasdaq’s corporate governance requirements that are applicable to U.S. companies listed on Nasdaq. Upon our listing on the Nasdaq Capital Market, we will certify to Nasdaq that our corporate governance practices are in compliance with, and are not prohibited by, BVI law. The significant ways in which our corporate governance practices differ from those followed by U.S. companies listed on Nasdaq are that, for so long as we remain a foreign private issuer:

•         in lieu of obtaining shareholder approval prior to the issuance of securities (including adoption of any equity incentive plan or issuance of shares relating to a business combination), we may comply with provisions of BVI law, which allow the board of directors to approve all share issuances.

•         in lieu of holding regularly scheduled meetings of the board of directors at which only independent directors are present, we may decide not to hold such regularly scheduled meetings.

As a foreign private issuer, we are not required to solicit proxies or provide proxy statements to Nasdaq pursuant to Nasdaq corporate governance rules or BVI law. Consistent with BVI law as applicable to us under our memorandum and articles, we will notify our shareholders of meetings no less than 10 days and no more than 60 days before the meeting. This notification will contain, among other things, information regarding business to be transacted at the meeting.

Other than the home country practices described above, we are not aware of any significant ways in which our corporate governance practices differ from those followed by U.S. domestic companies under the Nasdaq rules.

Director Independence

The Nasdaq Capital Market requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon the effective date of the registration statement of which this prospectus forms a part, Messrs. Ning Wang, Thomas Folinsbee and Charles Prizzi have become our independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that our board believes are no less favorable to us than could be obtained from independent parties.

Executive Officer and Director Compensation

We will pay to our independent directors an annual retainer of $12,000 each (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the closing of this offering and ending on the earlier of the consummation of our initial business combination and our liquidation. Additionally, Mr. Ning Wang, as chairman of the audit committee will be paid an additional $2,400 per year. Commencing on the date of this prospectus through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of our sponsor a total of $5,000 per month for office space, utilities and secretarial and administrative services. This arrangement is being agreed to by our sponsor for our benefit and is not intended to provide our sponsor with additional compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Except as set forth above, no compensation will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended, to the board of directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we have established an audit committee of the board of directors. Messrs. Ning Wang, Thomas Folinsbee and Charles Prizzi serve as members of our audit committee. Mr. Ning Wang serves as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Messrs. Ning Wang, Thomas Folinsbee and Charles Prizzi are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Ning Wang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

•         the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•         pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•         reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•         setting clear hiring policies for employees or former employees of the independent auditors;

•         setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•         obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•         reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•         reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, and subject to the requirement of law or the Nasdaq market rules, we have established a compensation committee of the board of directors. The members of our Compensation Committee are Messrs. Ning Wang, Thomas Folinsbee and Charles Prizzi. Mr. Prizzi serves as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation in executive session at which the Chief Executive Officer is not present;

•         reviewing and approving the compensation of all of our other executive officers;

•         reviewing our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•         producing a report on executive compensation to be included in our annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Ning Wang, Thomas Folinsbee and Charles Prizzi. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Ning Wang, Thomas Folinsbee and Charles Prizzi, will expire at the first annual meeting. The term of office of the second class of directors, consisting of Mr. Peixin Xu and Dr. James Jiayuan Tong, will expire at the second annual meeting.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the company’s best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, a British Virgin Islands court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles of association. Furthermore, pursuant to Section 184I(1) of the Companies Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to a British Virgin Islands court for an order that the court considers just and equitable which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Potential investors should be aware of the following potential conflicts of interest:

•         None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•         In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•         Our initial shareholders purchased founder shares prior to the date of this prospectus and our sponsors will purchase the private units in transactions that will close simultaneously with the closing of this offering. Our initial shareholders have agreed to waive their right to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 21 months. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private units will be used to fund the redemption of our public shares. On the date of this prospectus, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of the founder shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

•         With certain limited exceptions, the private units will not be transferable, assignable or salable by our initial shareholders until after the completion of our initial business combination. Additionally, they will not have liquidation rights with respect to the shares underlying such units.

•         Affiliates of our sponsor engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which our sponsor or its affiliates has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship to our sponsor and its affiliates.

•         Affiliates of our sponsor and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by affiliates of our sponsor that meet our initial business combination objectives. You should assume that our sponsor and its affiliates and clients will have priority over us in terms of access to acquisition opportunities. If our sponsor is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with our sponsor’s obligations to such client. In addition, investment ideas generated within our sponsor may be suitable for our company or a client of our sponsor, and may be directed to any of such persons or entities rather than to us. Our sponsor may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of our sponsor or its obligations to the seller may diverge from our interests.

•         Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•         Our sponsor, officers and directors, and advisors have agreed to offer all suitable business combination opportunities to us before any other person or company until the consummation of our initial business combination, subject to any pre-existing contractual or fiduciary obligations they may have. If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us. All of our officers and directors currently have fiduciary duties that take priority over their duties to us. In addition, none of the other firms, except Bison Capital, that our officers and directors are affiliated with, has any obligation to present any business combination opportunities to us. A description of the specific potential conflicts for our officers and directors arising from affiliations with other entities is contained in the table below, which summarizes the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us.

Name	Entity (Role)	Industry	Pre-existing Fiduciary Obligations
Peixin Xu	Bison Capital Holding Company Limited (Managing Partner)	Investment company focused on China-related opportunities in the media/entertainment, financial service and healthcare industries.

Mr. Xu, in his capacity with Bison Capital, regularly develops, pursues or is presented with investment opportunities in both the U.S. and China for investors in Asia. Accordingly, these opportunities may be presented to clients of Bison Capital prior to us.

	AirMedia Group, Inc. (Nasdaq AMCN) (Director) Target Capital Management Limited (Director)	An operator of out-of-home advertising platforms in China. Portfolios and hedge fund management and investment in selected Asian countries and the U.S. and European countries.

As a director of AirMedia Group, Inc., Target Capital Management Limited, Beijing Redbaby Info.-Tech Col., Ltd. and Bona Film Group Ltd, Mr. Xu must provide those companies with opportunities that he reasonably believes are ones that they may be interested in pursuing. To the extent any of such opportunities would be a potential target of us, we would not have priority in respect of those opportunities.

	Beijing Redbaby Info-Tech Co., Ltd. (Founder and Chairman) Bona Film Group Ltd. (Director)	A B2C e-commerce company mainly focusing on the maternal and infant products. Vertically integrated filming in China.

Notwithstanding the foregoing, Mr. Xu believes that Bison Capital and Target Capital Management Limited generally work with clients seeking investment opportunities rather than business acquisition opportunities, and AirMedia Group, Inc., Beijing Redbaby Info.-Tech Co., Ltd. and Bona Film Group Ltd focus on operational development rather than business acquisition opportunities. Thus, he believes there will be limited conflicts with us in respect of those companies.

James Jiayuan Tong	Bison Capital Holding Company Limited (Partner)	An investment company focused on China-related opportunities in the media/entertainment, financial service and healthcare industries.

Dr. Tong, in his capacity with Bison Capital and Delta Capital, regularly develops, pursues or is presented with investment opportunities in both the U.S. and China for investors in Asia. Accordingly, these opportunities may be presented to clients of Bison Capital prior to us.

	Delta Capital (Partner)	An early growth investment firm.

However, Dr. Tong believes that Bison Capital and Delta Capital generally work with clients seeking investments opportunities rather than business acquisition opportunities, and thus he believes there will be limited conflicts with us.

Peng Jin	Bison Capital Holding Company Limited (Managing Partner)	An investment company focused on China-related opportunities in the media/entertainment, financial service and healthcare industries.

Mr. Jin, in his capacity with Bison Capital, regularly develops, pursues or is presented with investment opportunities in both U.S. and China for investors in Asia. Accordingly, these opportunities may be presented to clients of Bison Capital prior to us.

Name	Entity (Role)	Industry	Pre-existing Fiduciary Obligations
	Target Capital Management Limited (Director)	A portfolios and hedge fund management and investment firm in selected Asian countries and the U.S. and European countries.

As a director of Target Capital Management Limited, Travelzen Co. Ltd. and Geo Media, Mr. Jin must provide these companies with opportunities that he reasonably believes are ones that they may be interested in pursuing. To the extent any of such opportunities would be a potential target of us, we would not have priority in respect of those opportunities.

	Travelzen Co. Ltd. (Director) Geo Media (Director)	Online travel services A provider of big data-based business intelligence services

Notwithstanding the foregoing, Mr. Jin believes that Bison Capital and Target Capital Management Limited are generally seeking investment opportunities rather than business acquisition opportunities. Additionally, Travelzen Co. Ltd. and Geo Media generally focus on online travel services and business intelligence services, respectively. Thus, he believes there will be limited conflicts with us in respect of those companies.

Charles Vincent Prizzi	Cold Spring Harbor Laboratory (VP for Development and Community Relations)	A world-renowned cancer and neuroscience research institute

Cold Spring Harbor Laboratory generally studies and researches cancer and neuroscience rather than business acquisition opportunities. Thus, Mr. Prizzi believes there will be very limited conflicts with us in respect of this research institute, if any.

Thomas Folinsbee	3SBio Inc. (Director, Corporate Development)	Biotechnology

As a Director of Corporate Development for 3SBio Inc., focusing on business development opportunities in Canada, Australia and Japan, Mr. Folinsbee must provide the company with opportunities that he reasonably believes are ones that they may be interested in pursuing in those countries and elsewhere. To the extent any of such opportunities would be a potential target of us, we would not have priority in respect of those opportunities.

Ning Wang	China Great Wall AMC (International) Holdings Company Limited (Director)	An investment company providing integrated financial services

As a director of China Great Wall AMC (International) Holdings Company Limited, Mr. Wang must provide the company with opportunities that he reasonably believes are ones that it may be interested in pursuing. To the extent any of such opportunities would be a potential target of us, we would not have priority in respect of those opportunities.

Notwithstanding the foregoing, the above mentioned conflicts may not be resolved in our favor. In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, we shall indemnify our directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus and private units, and assuming no purchase of units in this offering, by:

•         each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•         each of our officers, directors and director nominees that beneficially owns ordinary shares; and

•         all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of any ordinary shares issuable upon conversion of rights or exercise of warrants as these rights and warrants are not convertible or exercisable within 60 days of the date of this prospectus.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of common stock(3)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of common stock(4)
Fengyun Jiang(5)	1,117,725	74.0%	1,333,750	19.2%
Peixin Xu(5)	1,117,725	74.0%	1,333,750	19.2%
James Jiayuan Tong	391,650	26.0%	341,250	4.9%
Peng Jin	*	*	*	*
Charles Vincent Prizzi	*	*	*	*
Thomas Folinsbee	*	*	*	*
Ning Wang	*	*	*	*
All 5% or more beneficial owners, directors and executive officers as a group (seven individuals)	1,509,375	100.0%	1,675,000	24.1%

____________

*         Less than one percent

(1)      Unless otherwise indicated, the business address of each of the individuals is 609-610 21st Century Tower, No. 40 Liangmaqiao Road, Chaoyang District, Beijing 100016, China.

(2)      Includes the 388,750 private units to be purchased by our sponsor and EarlyBirdCapital and/or their designees simultaneously with the consummation of this offering. Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 196,875 ordinary shares held by our initial shareholders.

(3)      Based on 1,509,375 ordinary shares immediately prior to this offering.

(4)      Based on 6,951,250 ordinary shares immediately after this offering (assumes the over-allotment option has not been exercised and an aggregate of 196,875 founder shares have been forfeited by our initial shareholders).

(5)      Shares owned through Bison Capital Holding Company Limited which is 80% owned by Fengyun Jiang, Peixin Xu’s spouse and 20% owned by Peixin Xu.

Immediately after this offering (without the exercise of the underwriters’ over-allotment option), our initial shareholders will beneficially own 24.1% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering, and after giving effect to the private placement of 388,750 private units).

Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 196,875 founder shares held by our initial shareholders will be subject to forfeiture. Our initial shareholders will be required to forfeit only a number of founder shares necessary to maintain our initial shareholders’ 20% ownership interest in our ordinary shares (assuming they do not purchase any units in this offering and without giving effect to the private placement) after giving effect to the offering and without giving effect to the exercise, if any, of the underwriters’ over-allotment option.

All of the founder shares outstanding prior to the date of this prospectus will be placed in escrow at Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, 50% of these founder shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and shareholders) participating in the private placement of the private units, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial shareholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase an aggregate of 388,750 private units at $10.00 per unit (362,500 by our sponsor and 26,250 by EarlyBirdCapital). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they or their designees will purchase from us at a price of $10.00 per unit the number of private units (up to a maximum of 43,312 private units, up to 39,375 by our sponsor and up to 3,937 by EarlyBirdCapital) that are necessary to maintain in the trust account an amount equal to $10.25 per share sold to the public in this offering. These 43,312 additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering except that (i) the purchasers of the private units have agreed not to transfer, assign or sell any of the private units until after the completion of our initial business combination, subject to certain exceptions, (ii) the private units are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the private units is registered under the Securities Act, and (iii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders have agreed (1) to vote their private shares in favor of any proposed business combination, (2) not to propose, or vote in favor of, an amendment to our memorandum and articles of association, prior to and unrelated to a business combination, to affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering, unless we provide public shareholders an opportunity to redeem their public shares, (3) not to redeem any private shares in connection with a shareholder vote to approve our proposed initial business combination or sell their shares to us in a tender offer in connection with our proposed initial business combination, and (4) that such private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Registration Rights

Our initial shareholders (and/or our sponsor’s designees), EarlyBirdCapital, Inc. and their permitted transferees can demand that we register the founder shares, the private units and underlying securities and any securities issued upon conversion of working capital loans, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the founder shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a business combination. The holders of the private units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a business combination. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. and/or its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a business combination. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. and/or its designees may participate in a “piggy-back” registration only during the seven year period beginning on the effective date of the registration statement of which this prospectus forms a part.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In December 2016 we issued an aggregate of 1,437,500 founder shares to our initial shareholders for an aggregate purchase price of $25,000 in cash, or approximately $0.017 per share. If the underwriters determine the size of the offering should be increased or decreased, a share dividend or contribution back to capital would be effectuated, as applicable, in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the share dividend or contribution to capital. On June 19, 2017, the number of founder shares issued under the original subscription agreement was increased by way of the sub-division of each of the then existing founder shares on a 1.05 for 1 basis, resulting in the total number of founder shares becoming 1,509,375, with 196,875 of such shares being subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercise in full or in part. All of the founder shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent.

Our initial shareholders have agreed not to transfer, assign or sell 50% of the founder shares (except to certain permitted transferees) until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Our sponsor and EarlyBirdCapital have agreed that they or their designees will purchase an aggregate of 388,750 (or 432,062 if the over-allotment option is exercised in full) private units in a private placement that will occur simultaneously with the closing of this offering. Our sponsor and EarlyBirdCapital have agreed that they or their designees will not to transfer, assign or sell any of the shares included in the private units and the ordinary shares underlying the rights or warrants included in the private units until after the completion of our initial business combination, subject to certain exceptions.

Our sponsor agreed, from the date of this prospectus through the earlier of our consummation of our initial business combination and our liquidation, to make available to us, through one of his affiliates, office space, utilities and secretarial and administrative services, as we may require from time to time. We have agreed to pay an affiliate of our sponsor $5,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide our sponsor with additional compensation. We believe, based on rents and fees for similar services in the metropolitan area, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $5,000 per-month administrative fee as described above, an aggregate of $38,400 annual retainer payments to our independent directors as described below and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to services rendered in connection with our initial business combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

We will pay to our independent directors an annual retainer of $12,000 each (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the closing of this offering and ending on the earlier of the consummation of our initial business combination and our liquidation. Additionally, Mr. Ning Wang, as chairman of the audit committee will be paid an additional $2,400 per year.

As of the date of this prospectus, our sponsor has loaned an aggregate of $300,000 and has advanced $1,804 to us to cover expenses related to this offering. This loan is non-interest bearing, unsecured and is due on the earlier of December 31, 2017 or the closing of this offering. The advance is non-interest bearing and is payable on demand. We intend to repay these advances and loan from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted as the rights included in the units would result in an additional 5,000 shares being issued, and 25,000 warrants to purchase 25,000 shares).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, that our initial business combination is fair to our shareholders from a financial point of view.

We have entered into a registration rights agreement with respect to the founder shares and private units, which is described under the heading “Principal Shareholders — Registration Rights.”

DESCRIPTION OF SECURITIES

We are a company incorporated in the British Virgin Islands as a BVI business company (company number 1925452) and our affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you. “Members” and “shareholders” are interchangeable terms for purposes of the laws of the British Virgin Islands in respect of a company limited by shares

Units

Each unit consists of one ordinary share, one right and one-half of one warrant. Each right entitles the holder to receive one-tenth of one ordinary share upon consummation of our initial business combination. Each whole warrant entitles the holder to one ordinary share exercisable at $11.50 per share. No fractional warrants will be issued and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to trade a full warrant.

The ordinary shares, rights and warrants comprising the Units will not be separately traded until 90 days of the effective date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, but in no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

As of the date of this prospectus, there were 1,509,375 ordinary shares outstanding, all of which were held of record by our initial shareholders. This includes an aggregate of 196,875 ordinary shares subject to forfeiture by our initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholders will own 20.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and without giving effect to the private placement). Upon closing of this offering, 6,951,250 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company, which will enter the name of Cede & Co. in our register of members on the closing of this offering as nominee for each of the respective shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to a British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being an entity, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of our initial business combination, the rights attaching to ordinary shares (including those provisions designed to provide certain rights and protections to our ordinary shareholders) may only be amended by a resolution of persons holding 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Following the consummation of, or in connection with, our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination (unless otherwise required by Nasdaq). Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30 percent level.

Our memorandum and articles of association will require us to provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.25 per share, whether or not the underwriters’ over-allotment option is exercised in full, although it may be less upon redemption. Our initial shareholders (and/or our sponsor’s designees) have agreed to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the consummation of our initial business combination. We are a foreign private issuer and, as such, for so long as we remain a foreign private issuer, we are required to comply with the tender offer rules in connection with our initial business combination. We do not intend to conduct a shareholder vote in connection with an initial business combination unless otherwise required by Nasdaq rules or applicable laws for so long as we remain a foreign private issuer. We will, pursuant to our memorandum and articles of association, for so long as we remain a foreign private issuer, offer to redeem our public shares pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. If we are a foreign private issuer and we are required by Nasdaq rules or applicable laws to hold a shareholder vote, we will do so, but redemptions will still be effectuated pursuant to the tender offer rules described above. To the extent Nasdaq rules or applicable laws require redemption pursuant to a shareholder vote, even if we are also conducting a tender offer, we will comply with such rules or laws. Our memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If we lose our foreign private issuer status, we may obtain shareholder approval in connection with our initial business combination and will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules or pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the votes of ordinary shareholders who being so entitled attend and vote at the meeting are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give not less than 10 days’ nor more than 60 days’ prior written notice of any such meeting, if held, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders and our sponsor have agreed that they or their designees will vote their founder shares, any private shares purchased in the private placement and any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our memorandum and articles of association, if we are unable to consummate our initial business combination within 21 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, subject to the Companies Act, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account will be effected as required by and by function of our memorandum and articles of association and prior to any formal voluntary liquidation of the company. Our sponsor has agreed to waive its right to receive liquidating distributions with respect to its founder shares and private shares if we fail to consummate our initial business combination within 21 months from the closing of this offering. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

Founder Shares

The founder shares are identical to the other ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholders agreed (A) to waive their rights to redemption with respect to any shares in connection with the consummation of our initial business combination and (B) to waive their redemption rights with respect to their founder shares and private shares if we fail to consummate our initial business combination within 21 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period. Our initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

All of the founder shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company as escrow agent as described above.

Preferred shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the Companies Act there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Rights

Each holder of a right will receive one-tenth (1/10) of a share upon consummation of our initial business combination, even if the holder of such right converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours) since the issuance of the shares underlying the rights will either be registered under an effective registration statement on Form F-4 or Form S-1, whichever is applicable (in the case where we are not the surviving entity) or be exempt from registration pursuant to an applicable exemption such as the exemption provided by Section 3(a)(9) (in the case where we are the surviving entity).

The number of ordinary shares that the holders of rights are entitled to receive upon consummation of a business combination shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the ordinary shares occurring on or after the date hereof and prior to the consummation of a business combination.

The rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 of a share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, each holder will be required to indicate his, her or its election to convert the rights into their underlying shares as well as to return the original rights certificates to us. There is no length of time within which an investor must affirmatively elect to convert the rights. However, until a holder affirmatively elects to convert its rights, the right certificates held by such holder will not represent the ordinary shares they are convertible for but instead will simply represent the right to receive such ordinary shares.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Because we will only issue a whole number of shares, you will not receive any fractional shares to the extent the number of rights held by you upon consummation of our initial business combination is not divisible by ten.

The rights included in the private units will be identical to the rights included in the units being offered by this prospectus except that the shares issuable upon the exchange of such rights will become tradable only after certain conditions are met or the resale of such rights (including underlying securities) is registered under the Securities Act

Warrants

No warrants are currently outstanding. Each whole public warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the consummation of an initial business combination. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 120 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time.

The private warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such private warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the outstanding warrants for redemption (excluding the private warrants but including any warrants already issued upon exercise of the unit purchase option), in whole and not in part, at a price of $.01 per warrant:

•         at any time while the warrants are exercisable,

•         upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•         if, and only if, the reported last sale price of the ordinary shares equals or exceeds $24.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

•         if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our shares of ordinary share to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Private units

With certain limited exceptions, the private units (including the warrants or ordinary shares issuable upon exercise of the warrants) will not be transferable, assignable or salable by our initial shareholders until after the completion of our initial business combination and the private warrants will not be redeemable by us so long as they are held by shareholders of the sponsor or their permitted transferees. Otherwise, the private units have terms and provisions that are identical the units sold in this offering except that (1) the private units are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the private units is registered under the Securities Act, and (2) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. If the private warrants are held by holders other than the holders who purchased private units or their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants being sold in this offering. The price of the private units was determined in negotiations between our sponsor and the underwriter for this offering, with reference to the prices paid by sponsors for such warrants in special purpose acquisition companies, which have recently consummated their initial public offerings.

With certain limited exceptions, the private units will not be transferable, assignable or salable by our initial shareholders until after the completion of our initial business combination.

Purchase Option

We have agreed to sell to EarlyBirdCapital (and/or its designees) an option to purchase up to 157,500 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the units, if the purchase option is exercised, will be purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the units is registered under the Securities Act.

Our Transfer Agent and Right and Warrant Agent

The transfer agent for our ordinary shares, and right and warrant agent for our rights and warrants, is Continental Stock Transfer & Trust Company.

Memorandum and Articles of Association

As set forth in the memorandum of association, the objects for which are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Our memorandum and articles of association contains provisions designed to provide certain rights and protections to our ordinary shareholders prior to the consummation of our initial business combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Our initial shareholders and our sponsor (and/or its designees), who will collectively beneficially own 20.0% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and the over-allotment option is not exercised, and not including the private units), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose.

If our directors propose an amendment to the rights of the public shares that would affect the substance or timing of our obligation to pay or offer to pay the pro rata per share redemption price to any holder of public shares, and the amendment is approved by the shareholders and filed with the registry of corporate affairs, we will offer to redeem the public shares (other than those held by our sponsor, directors, and officers) for cash at the applicable pro rata per share redemption price. Our initial shareholders, sponsor (and/or its designees), and our directors and officers have agreed to not propose, or vote in favor of, an amendment to our memorandum and articles of association that would affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 21 months of the closing of this offering, unless we provide public shareholders an opportunity to redeem their public shares.

Specifically, our memorandum and articles of association provide, among other things, that:

•         If we are unable to consummate our initial business combination within 21 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our memorandum and articles of association and the laws of the British Virgin Islands), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, subject to the Companies Act and applicable law. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to commencing any voluntary liquidation; and

•         except in connection with the consummation of our initial business combination, prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote on any initial business combination;

•         in the event we enter into a transaction with a target business affiliated with our sponsor or our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire that such our initial business combination is fair to our shareholders from a financial point of view; and

•         we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Following the consummation of our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares, which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

•         consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;

•         cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

•         create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under our memorandum and articles of association.

Variation of Rights of Shares

As permitted by the Companies Act and our memorandum of association, we may vary the rights attached to any class of shares only with: (i) in the case of the ordinary shares prior to our initial business combination, the consent of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of our initial business combination) of the votes who are in attendance and vote at a meeting, or (ii) in the case of the preferred shares, 50% of the votes of shareholders who being so entitled attend and vote at a meeting of such shares, except, in each case where a greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum and articles of association and the provisions of applicable British Virgin Islands law, including the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of certain other provisions of the Companies Act and British Virgin Islands law also follows.

We cannot predict whether British Virgin Islands courts would reach the same conclusions based on a particular set of facts as the U.S. courts would be expected to reach. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act together with the provisions of our memorandum and articles of association) and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings

• Held at a time and place as determined by the directors	• May be held at such time or place as designated in the charter or the bylaws, or if not so designated, as determined by the board of directors

• May be held within or outside the British Virgin Islands	• May be held within or without Delaware

• Notice:	• Notice:

Under our memorandum and articles of association, a copy of the notice of any meeting shall be given not fewer than ten (10) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting.

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

Shareholders’ Voting Rights

• Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the shareholder.	• Any person authorized to vote may authorize another person or persons to act for him by proxy

•         Quorum is fixed by our memorandum and articles of association, to consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon.

•         For stock corporations, the charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum

British Virgin Islands	Delaware

Under our memorandum and articles of association, subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

For non-stock companies, the charter or bylaws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum

Prior to the consummation of our initial business combination, changes in the rights attaching to the ordinary shares as set forth in the memorandum and articles of association require approval by way of resolution of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of our initial business combination) of those outstanding ordinary shares attending the meeting and voting in respect of such resolution, following the consummation of our initial business combination, changes in the rights attaching to the ordinary shares require the approval by way of resolution of only a majority of those outstanding ordinary shares attending at the meeting and voting in respect of such resolution.

Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders

The rights attaching to the preferred shares may be changed by way of a resolution of a majority of the votes attending and voting at the relevant meeting or class meeting.

However, in the case of both the ordinary shares and the preferred shares, the above is subject to any greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares shall be deemed not to be a variation of the rights of such existing class.

The memorandum and articles of association do not provide for cumulative voting in the election of directors	The certificate of incorporation may provide for cumulative voting

If we decide to seek shareholder approval in respect of the consummation of our initial business combination, such approval may be by a majority vote of shareholders who being so entitled attend and vote at the general meeting

Approval of our initial business combination may be by a majority of outstanding shares if such transaction involves the merger of such entity

British Virgin Islands	Delaware

All other matters to be decided upon by the shareholders require a majority vote of shareholders who being so entitled attend and vote at the general meeting, unless the Companies Act requires a higher majority. Our memorandum and articles of association also may be amended by resolution of directors, including to create the rights, preferences, designations and limitations attaching to any blank check preferred shares.

Directors

Board must consist of at least one director	Board must consist of at least one member

Maximum and minimum number of directors can be changed by an amendment to the articles of association, with such amendment being passed by a resolution of shareholders or a resolution of directors	Number of board members shall be fixed by the bylaws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter

Directors are appointed for two year staggered terms by the shareholders (as described under “Directors” below). However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

Directors do not have to be independent Under our memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination.

Directors do not have to be independent

Fiduciary Duties

Directors and officers owe fiduciary duties at both common law and under statute as follows:	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company;	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

Duty to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will generally be protected by the “business judgment rule.”

Duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation:

(a) the nature of the company;

(b) the nature of the decision; and

(c) the position of the director and the nature of the responsibilities undertaken by him.

British Virgin Islands	Delaware

The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (b) the company received fair value for the transaction.

Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

Pursuant to the Companies Act, the company’s memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

vote on a matter relating to the transaction;

attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Derivative Actions

Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the permission of a British Virgin Islands court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands court may only grant permission to bring a derivative action where the following circumstances apply:

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.	Such action shall not be dismissed or compromised without the approval of the Chancery court.

British Virgin Islands	Delaware
When considering whether to grant leave, a British Virgin Islands court is also required to have regard to the following matters:

•         whether the shareholder is acting in good faith;

•         whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;

•         whether the action is likely to succeed;

•         the costs of the proceedings in relation to the relief likely to be obtained; and

•         whether another alternative remedy to the derivative action is available.

If we were a Delaware corporation, a shareholder whose shares were cancelled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been cancelled.

As noted above, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which, with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a court approved plan of arrangement or scheme of arrangement in accordance with the Companies Act. However, we do not anticipate the use of such statutory provisions because we expect the required terms of the initial business combination will be capable of being achieved through other means, such as a merger or consolidation (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Poison Pill Defenses. Under the Companies Act there are no provisions that specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, our directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Directors.  Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face reelection in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. Under our memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination. There is nothing under the laws of the British Virgin Islands that specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for such elections.

There are no share ownership qualifications for directors.

Meetings of our board of directors may be convened at any time by any of our directors.

A meeting of our board of directors will be quorate if at least a majority of the directors are present or represented by an alternate director. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall have a second or deciding vote. Our board of directors also may pass resolutions without a meeting by unanimous written consent.

Alternate Directors.  Our memorandum and articles of association provide that, following the consummation of our initial business combination, each of our directors may appoint an alternate (who need not be another director of the company). The alternate of any director shall be entitled to attend board meetings in the absence of the director who appointed him or her and to vote or give written consent in place of that director until the alternate’s appointment lapses or is terminated (an alternate’s appointment, if it has not already done so, will automatically terminate on his appointor ceasing to be a director). However, a director may not appoint an alternate prior to our initial business combination.

Agents.  Our board of directors has the power to appoint any person (whether or not a director or other officer of ours) to be an agent of the company. Our memorandum and articles of association provide that an agent of the company shall be able to exercise such powers and authorities of the directors (which may include the power to affix the company’s seal) as the directors may allow when appointing the agent, except that, as stated in our memorandum and articles of association and the Companies Act, no agent shall have be given any power or authority to amend the memorandum or the articles in place of the directors or members; to designate committees of directors; to delegate powers to a committee of directors; to appoint directors; to appoint an agent; to approve a plan of merger, consolidation or arrangement; or to make a declaration of solvency or to approve a liquidation plan. When appointing an agent of ours, our directors may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent. Our directors may remove an agent and may revoke or vary a power conferred on him.

Indemnification of Directors.  Our memorandum and articles of association provide that, subject to certain limitations, we shall indemnify our directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful.

Directors and Conflicts of Interest. As noted in the table above, pursuant to the Companies Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)      vote on a matter relating to the transaction;

(b)      attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)      sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits. Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of a company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against a company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, a British Virgin Islands court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to a British Virgin Islands court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity that breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against a company for breach of a duty owed by the company to him as a shareholder. A shareholder also may, with the permission of a British Virgin Islands court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, a British Virgin Islands court may only grant permission to bring a derivative action where the following circumstances apply:

•         the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•         it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, a British Virgin Islands court is also required to have regard to the following matters:

•         whether the shareholder is acting in good faith;

•         whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•         whether the action is likely to proceed;

•         the costs of the proceedings; and

•         whether an alternative remedy is available.

Any shareholder of a company may apply to a British Virgin Islands court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the Act; and (e) a plan of arrangement, if permitted by a British Virgin Islands court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•         a company is acting or proposing to act illegally or beyond the scope of its authority;

•         the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•         the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•         those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Compulsory Acquisition.  Under the Companies Act, subject to any limitations in a company’s memorandum or articles, shareholders holding 90% of the votes of the outstanding shares entitled to vote, and shareholders holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining shareholders. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each shareholder whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A shareholder whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions.  As permitted by the Companies Act and our memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq Capital Market or any other stock exchange on which our securities are listed.

Dividends.  Subject to the Companies Act and our memorandum and articles of association, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings.  There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Untraceable Shareholders. Under our memorandum and articles of association, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Transfer of Shares.  Subject to any applicable restrictions set forth in our memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve.

Inspection of Books and Records. Under the Companies Act, shareholders of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A shareholder of a company is entitled, on giving written notice to the company, to inspect:

(a)      the memorandum and articles;

(b)      the register of members;

(c)      the register of directors; and

(d)      the minutes of meetings and resolutions of shareholders and of those classes of shareholders of which he is a shareholder; and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a shareholder to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to a British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up.  As permitted by the Companies Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering we will have 6,951,250 (or 7,978,937 if the over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 5,250,000 (or 6,037,500 if the over-allotment option is exercised in full) shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,312,500 shares (or 1,509,375 if the over-allotment option is exercised in full) and all 388,750 (or 432,062 if the over-allotment option is exercised in full) private units are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

In addition, if we consummate an initial business combination, the shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours) since the issuance of the shares underlying the rights will either be registered under an effective registration statement on Form F-4 (in the case where we are not the surviving entity) or be exempt from registration pursuant to an applicable exemption such as the exemption provided by Section 3(a)(9) (in the case where we are the surviving entity).

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•         1% of the total number of ordinary shares then outstanding, which will equal 69,512 shares immediately after this offering (or 79,789 if the underwriters exercise their over-allotment option); or

•         the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•         the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination, assuming that we timely file our Exchange Act reports and materials.

Registration Rights

Pursuant to an agreement to be entered into on the date of this prospectus, our initial shareholders, our sponsor, EarlyBirdCapital (and/or their designees) and their permitted transferees can demand that we register the founder shares, the private units and underlying securities and any securities issued upon conversion of working capital loans. The holders of 25% of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. In addition, we have granted similar demand registration rights and “piggy-back” registration rights with respect to the unit purchase option issued to EarlyBirdCapital and the underlying securities.

Listing of Securities

Our units, ordinary shares, rights and warrants have been approved for listing on the Nasdaq Capital Market under the symbols “BCACU,” “BCAC,” “BCACR” and “BCACW,” respectively. Our units will be listed on the Nasdaq Capital Market on or promptly after the effective date of the registration statement. Following the date the ordinary shares, rights and warrants are eligible to trade separately, we anticipate that the ordinary shares, rights and warrants will be listed separately and as a unit on the Nasdaq Capital Market.

TAXATION

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The following discussion is the opinion of Ogier, our British Virgin Islands counsel.

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its security holders who are not tax resident in the British Virgin Islands.

The company and all distributions, interest and other amounts paid by the company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its security holders.

United States Federal Income Taxation

General

The following discussion is the opinion of Hunter Taubman Fischer & Li LLC, our U.S. counsel.

The following are the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•         an individual citizen or resident of the United States;

•         a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•         an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•         a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, proposed regulations, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•         financial institutions or financial services entities;

•         broker-dealers;

•         taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•         tax-exempt entities;

•         governments or agencies or instrumentalities thereof;

•         insurance companies;

•         regulated investment companies;

•         real estate investment trusts;

•         expatriates or former long-term residents of the United States;

•         persons that actually or constructively own 5 percent or more of our voting shares;

•         persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•         persons that hold our securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction; or

•         persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit may be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. If this is the case, then for U.S. federal income tax purposes, each holder of a unit may be required to allocate the purchase price of a unit among the ordinary share and warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share or warrant generally will be the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of our ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the ordinary share and the warrant that comprise a unit. The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. A U.S. Holder that transfers cash to us must report the transfer on Form 926 if (a) immediately after the transfer the U.S. Holder holds directly, indirectly or by attribution at least 10% of the total voting power or the total value of our corporation or (b) the amount of cash transferred by the U.S. Holder or any related person to us during the 12-month period ending on the date of the transfer exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants” below) only if (1) our ordinary shares are readily tradable on an established securities market in the United States (which includes Nasdaq);

(2) we are not a PFIC for the taxable year during which the dividend is paid or in the immediately preceding taxable year; (3) the U.S. Holder has owned the ordinary shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend; and (4) the U.S. Holder is not under an obligation to make related payments with respect to the position in substantially similar or related property. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our ordinary shares or warrants which, in general, would include a redemption of ordinary shares as described below, and including as a result of a dissolution and liquidation if we do not consummate an initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Acquisition of Ordinary Shares Pursuant to a Warrant” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired upon the exercise of a warrant.

Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. Among such limitations is the deduction for losses upon a taxable disposition by a U.S. Holder of an ordinary share or a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical shares or securities. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder redeems ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction, for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired upon the exercise of the warrant. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (2) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own one percent (or five percent if our ordinary shares are listed on Nasdaq) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Acquisition of Ordinary Shares Pursuant to a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of receipt of shares from the exercise of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise of the warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Additional Medicare Taxes

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its gross dividend income and its net gains from the disposition of the securities, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income generally will not include a U.S. Holder’s pro rata share of the Company’s income and gain if we are a PFIC and that U.S. Holder makes a QEF election, as described below in “— Passive Foreign Investment Company Rules”). However, a U.S. Holder may elect to treat inclusions of income and gain from a QEF election as net investment income. Failure to make this election could result in a mismatch between a U.S. Holder’s ordinary income and net investment income. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the net investment income tax to your income and gains in respect of your investment in the securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset and/or income test for our taxable year ending December 31, 2017. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our taxable year ending December 31, 2017. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our taxable year ending December 31, 2017. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our taxable year ending December 31, 2017 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of any of our ordinary shares or warrants and the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares (but not warrants), or a mark-to-market election, in each case as described below, such holder generally will be subject to special rules with respect to:

•         any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and

•         any “excess distribution” made to the U.S. Holder (generally, any distribution to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares prior to the taxable year during which such distribution is made).

Under these rules,

•         the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants, and with respect to ordinary shares acquired by exercise of warrants, including for this purpose the holding period of such warrants;

•         the amount of gain or exercise distribution allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•         the amount of gain or excess distribution allocated to the period in the U.S. Holder’s holding period when we are a PFIC prior to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder, and the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our ordinary shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares, and the warrants are currently ineligible for the mark-to-market election described below. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A QEF election may not be made with respect to our warrants. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares (but not our warrants), however, will not be subject to the PFIC tax and interest charge rules discussed above with respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year, but only to the extent of the net amount of previously included income as a result of the mark-to-market election. The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder with respect to our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of an ordinary share upon the exercise of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the receipt of a share or exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Acquisition of Ordinary Shares Pursuant to Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares and warrants.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder, subject to certain exceptions, and to the proceeds from sales and other dispositions of our ordinary shares or warrants by a U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a U.S. Holder, in each case who:

•         fails to provide an accurate taxpayer identification number;

•         is notified by the IRS that backup withholding is required; or

•         fails to comply with applicable certification requirements.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

U.S. Holders of our securities may be required to file forms with the IRS under the applicable reporting provisions of the Code. For example, such U.S. Holders may be required, under Sections 6038, 6038B, 6038D and/or 6046 of the Code, and the regulations thereunder, to supply the IRS with certain information regarding the U.S. Holder, other U.S. Holders and us if (1) such person owns at least 10% of the total value or 10% of the total combined voting power of all classes of our shares entitled to vote or (2) the acquisition of our securities, when aggregated with certain other acquisitions that may be treated as related under applicable regulations, exceeds $100,000 in value. U.S. Holders may also be required to report information relating to an interest in our securities that are not held in a financial account maintained by a U.S. or foreign financial institution. If a U.S. Holder fails to file a form when required to do so, the U.S. Holder could be subject to substantial tax penalties.

NOTES REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND THE
ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits found there:

•         political and economic stability;

•         an effective and sophisticated judicial system with a dedicated Commercial court;

•         tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities;

•         the absence of exchange control or currency restrictions; and

•         the availability of professional and support services.

In addition to the benefits listed above, incorporation in the British Virgin Islands offers investors the following benefits:

•         commitment of the British Virgin Islands to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);

•         the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and

•         confidentiality for shareholders.

However, there are certain disadvantages accompanying incorporation in the British Virgin Islands. These disadvantages include:

•         the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•         British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

Enforceability of Civil Liabilities

We are a BVI business company incorporated in the British Virgin Islands and therefore, located outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account at JPMorgan Chase Bank, N.A. in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company.

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment, provided that:

•         the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•         is final and for a liquidated sum;

•         the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•         in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•         recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•         the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We expect that in the event of a voluntary liquidation of us, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our remaining assets on a pari passu basis.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Bison Capital, our sponsor, agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such persons will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Bison Capital has sufficient funds to satisfy its indemnity obligations and, therefore, our existing shareholders may not be able to satisfy those obligations. We believe the likelihood of Bison Capital having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our initial shareholders and our sponsor (and/or its designees) have agreed to waive their redemption rights with respect to their founder shares and any private shares purchased in the private placement if we fail to consummate our initial business combination within 21 months from the closing of this offering. However, if any of our sponsor, officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us such accrued interest to pay those costs and expenses. In addition, Bison Capital has agreed to indemnify us for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the Companies Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e., (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) the execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of a creditor of ours is returned wholly or partly unsatisfied; or (iii) either the value of our liabilities exceeds our assets, or we are unable to pay our debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to a British Virgin Islands courts for an order setting aside that payment or transaction in whole or in part.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative EarlyBirdCapital, Inc., have severally agreed to purchase from us on a firm commitment basis the following number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
EarlyBirdCapital, Inc.	4,400,000
Chardan Capital Markets, LLC	500,000
I-Bankers Securities, Inc.	350,000
Total	5,250,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

Our units, ordinary shares, rights and warrants will be quoted on Nasdaq under the symbols “BCACU,” “BCAC,” “BCACR” and “BCACW,” respectively. Our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date that our ordinary shares, rights and warrants are eligible to trade separately, we anticipate that our ordinary shares, rights and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $0.12 per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriters to other brokers or dealers at a discount of up to $0.01 per unit from the public offering price.

Prior to this offering there has been no public market for our securities. The public offering price of the units and the terms of the warrants was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

•         the history of other similarly structured blank check companies;

•         prior offerings of those companies;

•         our prospects for acquiring an operating business at attractive values;

•         our capital structure;

•         securities exchange listing requirements;

•         market demand;

•         expected liquidity of our securities; and

•         general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted the underwriters an option to buy up to 787,500 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$52,500,000	$60,375,000
Discount	$0.30	$1,575,000	$1,811,250
Proceeds before expenses(1)	$9.70	$50,925,000	$58,563,750

____________

(1)      The offering expenses are estimated at $500,000.

In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel and certain diligence and other fees described below.

No discounts or commissions will be paid on the sale of the private units.

Business Combination Marketing Agreement

We have engaged EarlyBirdCapital as an advisor in connection with our business combination to assist us in holding meetings with our shareholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities, assist us in obtaining shareholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3% of the gross proceeds of the offering (exclusive of any applicable finders’ fees which might become payable). Notwithstanding the foregoing, the fee will be reduced by an amount equal to 2% of the dollar amount of purchases of our ordinary shares by investors introduced to us by our sponsor, officers, directors or their respective affiliates following announcement by us of a proposed initial business combination, where such investors hold the purchased ordinary shares through the vote on such business combination and do not seek conversion of their shares in connection with such proposed business combination; provided, however, that the fee will not be reduced by more than $500,000.

Private Units

EarlyBirdCapital (and/or its designees) has committed to purchase 26,250 private units for an aggregate purchase price of $262,500, or $10.00 per unit. EarlyBirdCapital has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us at a price of $10.00 per unit the number of private units (up to a maximum of 3,937 private units) that is necessary to maintain in the trust account an amount equal to $10.25 per ordinary share sold to the public in this offering. The private units are identical to the units being sold in this offering except (i) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees and (ii) the private warrants included in the private units shall expire on the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. Additionally, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise such warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. The private units, and the ordinary shares and rights and warrants underlying the private units, the ordinary shares that are issuable for the rights and warrants included in such units have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual commencing on the effective date of the registration statement of which this prospectus forms a part. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part. Additionally, the private units purchased by EarlyBirdCapital may not be sold, transferred, assigned, pledged or hypothecated during the 180-day period following the date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. EarlyBirdCapital has agreed that the private units it purchases will not be sold or transferred by it (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the holders of private units, including EarlyBirdCapital, the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” Notwithstanding anything to the contrary, the warrants underlying the private units shall not be exercisable after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part.

Purchase Option

We have agreed to sell to EarlyBirdCapital (and/or its designees) an option for $100.00 to purchase up to 157,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the units, if the purchase option is exercised, will be purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the units is registered under the Securities Act. This option is exercisable at $10.00 per unit, and may be exercised in whole or in part, commencing on the later of the consummation of a business combination or the one-year anniversary of the effective date of the registration statement of which this prospectus forms a part. The option expires on the five-year anniversary of the effective date of the registration statement of which this prospectus forms a part. Notwithstanding anything to the contrary, neither the option nor the warrants underlying the option shall be exercisable after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. The option and such units purchased pursuant to the option, as well as the ordinary shares underlying such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions and transfer taxes, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•         Stabilizing Transactions. The underwriters may make bids or purchases solely for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•         Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•         Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We are obligated to reimburse the underwriters for (1) filing fees, costs and expenses, including fees and disbursements of underwriters’ counsel of up to $15,000, incurred in registering the offering with FINRA; and (2) the costs of an investigative search firm to conduct background checks on our principals, up to a maximum of $3,500 per person (or $25,000 in the aggregate).

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•         the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•         where required by law, that the purchaser is purchasing as principal and not as agent;

•         the purchaser has reviewed the text above under Resale Restrictions; and

•         the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York with respect to the rights and warrants and Ogier, British Virgin Islands, with respect to the units, ordinary shares and matters of British Virgin Islands law. Graubard Miller, New York, New York is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Bison Capital Acquisition Corp. as of December 31, 2016 and for the period from October 7, 2016 (inception) through December 31, 2016 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Bison Capital Acquisition Corp. to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a foreign private issuer within the meaning of the rules under the Securities Act, but have elected to file a registration statement on Form S-1 with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers. Until we consummate a business combination, however, we intend to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K applicable to domestic companies with the SEC, although, for as long as we remain a foreign private issuer, we do not intend to comply with Section 14(a) of the Exchange Act in regards to proxy statements for shareholder meetings, except to the extent that Nasdaq rules or applicable laws require us to comply with Regulation 14A for shareholder proxy solicitation in relation to our business combination. After such time, we may elect to file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer, to the extent we remain one.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BISON CAPITAL ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Bison Capital Acquisition Corp.

We have audited the accompanying balance sheet of Bison Capital Acquisition Corp. (the “Company”) as of December 31, 2016, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from October 7, 2016 (inception) through December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bison Capital Acquisition Corp. as of December 31, 2016, and the results of its operations and its cash flows for the period from October 7, 2016 (inception) through December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2016 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s places regarding these matters are also described in Notes 1 and 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

Marcum llp

New York, NY

February 28, 2017 (Except for Note 8, as to which the date is June 21, 2017)

BISON CAPITAL ACQUISITION CORP.

Balance Sheets

	March 31, 2017		December 31, 2016
	(Unaudited	)
ASSETS
Current asset – cash and cash equivalents	$60,971		$298,199
Founder subscription receivable	—		25,000
Total current asset	60,971		323,199
Deferred offering costs	295,164		229,753
Total Assets	$356,135		$552,952

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$31,205		$142,253
Advances from related party	1,804		87,500
Promissory note – related party	300,000		300,000
Total Current Liabilities	333,009		529,753

Commitments and Contingencies
Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—		—
Ordinary shares, no par value; unlimited shares authorized; 1,509,375 shares issued and outstanding(1)	25,000		25,000
Accumulated deficit	(1,874)		(1,801)
Total Shareholders’ Equity	23,126		23,199
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	356,135		$552,952

____________

(1)      Includes an aggregate of up to 196,875 shares held by the initial shareholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in part or in full (see Note 7).

The accompanying notes are an integral part of the financial statements.

BISON CAPITAL ACQUISITION CORP.

Statements of Operations

	Three Months Ended March 31, 2017	For the period from October 7, 2016 (inception) through December 31, 2016
	(Unaudited)
Formation and operating costs	$73	$1,801
Net Loss	$(73)	$(1,801)

Weighted average shares outstanding, basic and diluted(1)	1,312,500	1,312,500
Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

____________

(1)      Excludes an aggregate of up to 196,875 shares held by the initial shareholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in part or in full (see Note 7).

The accompanying notes are an integral part of the financial statements.

BISON CAPITAL ACQUISITION CORP.

Statement of Changes in Shareholders’ Equity

	Ordinary Shares(1)		Accumulated	Total Shareholders’
	Shares	Amount	Deficit	Equity
Balance – October 7, 2016 (Inception)	—	$—	$—	$—
Issuance of ordinary shares	1,509,375	25,000	—	25,000
Net loss	—	—	(1,801)	(1,801)
Balance – December 31, 2016	1,509,375	$25,000	$(1,801)	$23,199
Net loss	—	—	(73)	(73)
Balance – March 31, 2017 (unaudited)	1,509,375	$25,000	$(1,874)	$23,126

____________

(1)      Includes an aggregate of up to 196,875 shares held by our initial shareholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in part or in full (see Note 7).

The accompanying notes are an integral part of the financial statements.

BISON CAPITAL ACQUISITION CORP.

Statements of Cash Flows

	Three Months Ended March 31, 2017	For the period October 7, 2016 (inception) through December 31, 2016
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(73)	$(1,801)
Net cash used in operating activities	(73)	(1,801)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares	25,000	—
Advances from related party	1,804	—
Repayment of advances from related party	(87,500)	—
Payment of offering costs	(176,459)	—
Proceeds from promissory note – related party	—	300,000
Net cash (used in) provided by financing activities	(237,155)	300,000

Net Change in Cash and Cash Equivalents	(237,228)	298,199
Cash and Cash Equivalents – Beginning	298,199	—
Cash and Cash Equivalents – Ending	$60,971	$298,199

Non-cash investing and financing activities:
Payment of offering costs through advances from related party	$—	$87,500
Accrued offering costs	$31,205	$142,253
Subscription receivable	$—	$25,000

The accompanying notes are an integral part of the financial statements.

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Bison Capital Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated in the British Virgin Islands on October 7, 2016. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company intends to focus on businesses that have their primary operations located in Asia and North America in media/entertainment, consumer services and healthcare industries.

As of March 31, 2017, the Company had not yet commenced any operations. All activity through March 31, 2017 relates to the Company’s formation and the Proposed Offering described below.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 5,250,000 units at $10.00 per unit (or 6,037,500 units if the underwriters’ over-allotment option is exercised in full) (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Offering”) and the sale of 388,750 Units (or 432,062 Units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of approximately $10.00 per Unit in a private placement to the Company’s sponsor, Bison Capital Holding Company Limited, a Cayman Islands company (“Bison Capital”) and EarlyBirdCapital, Inc., the underwriter of the Proposed Offering, (“EarlyBirdCapital”) and/or their designees that will close simultaneously with the Proposed Offering. The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Offering and Private Units (subject to the terms and conditions set forth in the certain trust agreement), although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $10.25 per Unit sold in the Proposed Offering, including the net proceeds of the Private Units, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company, as a foreign private issuer, must comply with the tender offer rules in connection with its Business Combination, and unless otherwise required by Nasdaq rules or applicable laws, it does not intend to conduct a shareholder vote. It will, if it remains a foreign private issuer, provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination by means of a tender offer pursuant to its Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company is a foreign private issuer and it is required by Nasdaq rules or applicable laws to hold a shareholder vote, it will do so, but redemptions will still be effectuated pursuant to the tender offer rules described above. To the extent Nasdaq rules or applicable laws require redemption pursuant to a shareholder vote, even if a tender offer is also conducted, the Company will comply with such rules or laws. If the Company were to lose its foreign private issuer status, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination or may conduct a tender offer. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.25 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). These ordinary shares will be recorded at a redemption value

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the outstanding shares voted are voted in favor of the Business Combination. Notwithstanding the foregoing, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 20% or more of the ordinary shares sold in the Proposed Offering without the Company’s prior written consent.

The Company’s sponsor, officers and directors (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) in favor of a Business Combination, (b) not to propose, or vote in favor of, prior to and unrelated to an initial Business Combination, an amendment to the Company’s Memorandum and Articles of Association that would affect the substance or timing of the Company’s redemption obligation to redeem all public shares if the Company cannot complete an initial Business Combination within 21 months of the closing of the Proposed Offering, unless the Company provides public shareholders an opportunity to redeem their public shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated.

If the Company is unable to complete a Business Combination within 21 months from the closing of the Proposed Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares (including any public units in the Proposed Offering or any public units or shares that the Initial Shareholders or their affiliates purchased in the Proposed Offering or later acquired in the open market or in private transactions) which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject (in each case of (ii) and (iii) above) to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account plus any pro rata interest earned on the funds held in the Trust Account (net of any taxes payable).

The Initial Shareholders have agreed to waive their redemption rights with respect to the Founder Shares and the shares underlying the Private Units (i) in connection with the consummation of a Business Combination and (ii) if the Company fails to consummate a Business Combination within the Combination Period. However, if the Company’s Initial Shareholders should acquire Public Shares in or after the Proposed Offering, they will be entitled to redemption rights with respect to such Public Shares if the Company fails to consummate a Business Combination within the Combination Period. The Initial Shareholders have agreed to waive their redemption rights with respect to any acquired Public Shares in connection with the consummation of a Business Combination. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the Proposed Offering price per Unit (initially approximately $10.25).

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Bison Capital has agreed that it will indemnify the Company to the extent necessary to ensure that the proceeds in the Trust Account are not reduced by the claims of prospective target businesses with which the Company has discussed entering into a transaction agreement, or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or prospective target business does not execute such a waiver. However, Bison Capital may not be able to meet such obligation as the Company has not required Bison Capital to retain any assets to provide for its indemnification obligations, nor has the Company taken any further steps to ensure that Bison Capital will be able to satisfy any indemnification obligations that arise. Moreover, Bison Capital will not be personally liable to the Company’s public shareholders if Bison Capital should fail to satisfy its obligations under this agreement and instead will only be liable to the Company. The Company will seek to reduce the possibility that Bison Capital will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Therefore, the distribution from the Trust Account to each holder of ordinary shares may be less than approximately $10.25 per Unit.

Going Concern Consideration

At March 31, 2017, the Company had $60,971 in cash and a working capital deficit of $272,038. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The Company’s sponsor has advanced the Company $1,804 and has loaned the Company $300,000 to be used, in part, for transaction costs incurred in connection with the Proposed Offering. The advances from the sponsor are non-interest bearing, unsecured and due on demand. The promissory note from the sponsor is non-interest bearing, unsecured and due on the earlier of December 31, 2017 or the closing of the Proposed Offering (see Note 5). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying unaudited financial statements for the three months ended March 31, 2017 have been prepared in accordance with GAAP for interim financial information and Article 8 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2017 and December 31, 2016.

Deferred offering costs

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 31, 2017 and December 31, 2016 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the periods ended March 31, 2017 and December 31, 2016.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Initial Shareholders. Weighted average shares were reduced for the effect of an aggregate of up to 196,875 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in part or in full (see Note 7). At March 31, 2017 and December 31, 2016, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the amount covered by government-provided insurance, if any, and in the event of non-performance by financial institutions may expose the Company to a loss. Any amounts held within the United States may exceed the Federal depository insurance coverage of $250,000. At March 31, 2017 and December 31, 2016, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 5,250,000 Units (or 6,037,500 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share, no par value, one right (“Public Right”) and one-half of one redeemable warrant (each whole warrant, a “Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one ordinary share upon consummation of a Business Combination (see Note 7). Each whole Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (subject to certain adjustments) (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Bison Capital and EarlyBirdCapital have committed to purchase an aggregate of 388,750 Private Units (or 432,062 Private Units if the underwriters’ over-allotment is exercised in full), of which 362,500 Private Units (or 401,875 Private Units if the underwriters’ over-allotment is exercised in full) will be purchased by Bison Capital and 26,250 Private Units (or 30,187 if the underwriters’ over-allotment is exercised in full) will be purchased by EarlyBirdCapital, in each case, ($3,887,500 in the aggregate, or $4,320,625 if the underwriters’ over-allotment is exercised in full) from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The proceeds from the Private Units less the expenses will be added to the net proceeds from the Proposed Offering held in the Trust Account. The Private Units are identical to the Units sold in the Proposed Offering, except that (i) Bison Capital and EarlyBirdCapital have agreed not to transfer, assign or sell any of the Private Units until after the completion of a Business Combination, subject to certain exceptions, (ii) the Private Units (including underlying securities) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the Private Units is registered under the Securities Act, and (iii) the warrants included in the Private Units (the “Private Warrants”), as described in Note 7, will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by Bison Capital or EarlyBirdCapital or their permitted transferees. However, the holders have agreed (a) to vote their private shares (representing the ordinary shares underlying the Private Units) and any Public Shares in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Memorandum and Articles of Association, prior to and unrelated to a Business Combination, to affect the substance or timing of the Company’s obligation to redeem all Public Shares if it cannot complete an Business Combination within 21 months of the closing of this Proposed Offering, unless the Company provides public shareholders an opportunity to redeem their Public Shares, (c) not to redeem any shares included in the Private Units (the “Private Shares”) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination or sell their shares to the Company in a tender offer in connection with a Business Combination, and (d) that the Private Shares shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In December 2016, the Company issued 1,437,500 ordinary shares to some of its Initial Shareholders (the “Founder Shares”) for an aggregate purchase price of $25,000. On June 19, 2017, the number of Founder Shares issued under the original subscription agreement was increased by way of the sub-division of each of the then existing Founder Shares on a 1.05 for 1 basis, resulting in the total number of Founder Shares becoming 1,509,375, with 196,875 of such shares being subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. The Founder Shares are identical to the Public Shares being sold in the Proposed Offering, except that (1) the Founder Shares are subject to certain transfer restrictions as set forth in certain share escrow agreement, (2) the Founder Shares were purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the Founder Shares is registered under the Securities Act, in addition to in accordance with the terms of the share escrow

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

agreement, and (3) the Initial Shareholders have agreed (i) to waive their redemption rights with respect to any shares in connection with the consummation of Business Combination and (ii) to waive their liquidation rights with respect to their Founder Shares and private shares if the Company fails to complete a Business Combination within the Combination Period.

The 1,509,375 Founder Shares include an aggregate of up to 196,875 shares subject to forfeiture by the Initial Shareholders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (excluding the sale of the Private Units).

Additionally, subject to certain limited exceptions, the Initial Shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, and with respect to the remaining 50% of the Founder Shares, upon one year after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

Bison Capital has loaned the Company $300,000, a portion of which is to be used for the payment of costs associated with the Proposed Offering. The loan is non-interest bearing, unsecured and due on the earlier of December 31, 2017 or the closing of the Proposed Offering. At March 31, 2017 and December 31, 2016, $300,000 was outstanding under the note.

Related Party Advances

During the period ended March 31, 2017 and December 31, 2016, Bison Capital advanced the Company an aggregate of $1,804, and $87,500, respectively, to be used for the payment of costs related to the Proposed Offering. During the three months ended March 31, 2017, the Company repaid $87,500 of such advances. The advances are non-interest bearing, unsecured and due on demand. As of March 31, 2017 and December 31, 2016, advances outstanding amounted to $1,804 and $87,500, respectively.

Administrative Services Arrangement

Bison Capital has agreed, commencing from the effective date of the registration statement related to the Proposed Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay Bison Capital $5,000 per month for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, Bison Capital or the Company’s officers and directors or their respective affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close,

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit (the “Working Capital Units”).

NOTE 6. COMMITMENTS AND CONTINGENCIES

Director Compensation

The Company will pay its independent directors an annual retainer in an aggregate amount of $38,400 (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the Proposed Offering and ending on the earlier of a Business Combination and the Company’s liquidation.

Registration Rights

The holders of the Founder Shares, Private Units (and underlying securities) and Working Capital Units (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the registration statement related to the Proposed Offering. The holders of a majority-in-interest of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may participate in a “piggy-back” registration only during the seven year period beginning on the effective date of the registration statement. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company will grant the underwriters a 30-day option to purchase up to 787,500 additional Units to cover the over-allotment at the Proposed Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of 3%, payable in cash at the closing of the Proposed Offering. No discounts or commissions will be paid on the sale of the Private Units.

Business Combination Marketing Agreement

The Company will enter into a Business Combination Marketing Agreement with EarlyBirdCapital wherein EarlyBirdCapital will act as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to 3% of the gross proceeds of the Company’s Proposed Offering (exclusive of any applicable finders’ fees which might become payable). Notwithstanding the foregoing, the fee will be reduced by an amount equal to 2% of the dollar amount of purchases of the Company’s ordinary shares by investors introduced to the Company by Bison Capital or the Company’s officers, directors or their respective affiliates following announcement by the Company of a proposed

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

initial Business Combination, where such investors hold the purchased ordinary shares through the vote on such Business Combination and do not seek conversion of their shares in connection with such proposed Business Combination; provided, however, that the fee will not be reduced by more than $500,000.

Unit Purchase Option

The Company has agreed to sell the underwriter (and/or its designees), for $100, an option to purchase up to 157,500 units exercisable at $10.00 per unit (or an aggregate exercise price of $1,575,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Proposed Offering and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Proposed Offering. The units issuable upon exercise of this option are identical to the Units offered in the Proposed Offering. The Company intends to account for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $532,906 (or $3.38 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.93% and (3) expected life of five years. The unit purchase option and such units purchased pursuant to the unit purchase option, as well as the ordinary shares underlying such units, the rights included in such units, the ordinary shares that are issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the unit purchase option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Proposed Offering except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners. The unit purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the unit purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

NOTE 7. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At March 31, 2017 and December 31, 2016, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At March 31, 2017 and December 31, 2016, there were 1,509,375 ordinary shares issued and outstanding, of which up to 196,875 are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in part or in full, so that the Initial Shareholders will own 20% of the issued and outstanding shares after the Proposed Offering

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

(excluding the sale of the Private Units and assuming the Initial Shareholders do not purchase any Units in the Proposed Offering).

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if a holder of such right converted all ordinary shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of rights will be required to affirmatively covert its rights in order to receive 1/10 of a share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The rights included in the Private Units being sold in the Private Placement will be identical to the rights included in the Units being sold in the Proposed Offering, except that, among others, the rights including the shares issuable upon exchange of such rights, are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of such rights (including underlying securities) is registered under the Securities Act. Please refer to Note 4 Private Placement for more details.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable upon the consummation of a Business Combination. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 120 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering, except the Private Warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such Private Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the Initial Shareholders or their affiliates.

BISON CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31 2017 (unaudited) AND FOR THE PERIOD FROM
OCTOBER 7, 2016 (INCEPTION) THROUGH DECEMBER 31 2016

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

The Company may call the warrants for redemption (excluding the Private Warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital), in whole and not in part, at a price of $.01 per warrant:

•         at any time while the Public Warrants are exercisable,

•         upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•         if, and only if, the reported last sale price of the ordinary shares equals or exceeds $24.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Public Warrant holders, and

•         if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On June 19, 2017, the Company effectuated a 1.05-for-1 subdivision of its ordinary shares, resulting in an aggregate of 1,509,375 Founder Shares being outstanding. All share and per share amounts have been retroactively restated to reflect the subdivision.

As a result of the execution of the underwriting agreement on June 19, 2017, the financial statements have been modified to reflect the final terms of the agreement.

$52,500,000

Bison Capital Acquisition Corp.

5,250,000 Units

_________________

PROSPECTUS

_________________

Sole Book-Running Manager

EarlyBirdCapital, Inc.

Chardan	I-Bankers Securities Inc.

June 19, 2017

Until July 15, 2017 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.